Exhibit 10 (b)

                                                 EXECUTION COPY

                         REVOLVING CREDIT AGREEMENT

This Revolving Credit Agreement, dated as of July 1, 2000 by and among (i) Burtek Systems, Inc., a Canadian corporation, Richardson Electronics Canada, Ltd., a Canadian corporation (each a "Canada-Borrower", and collectively, the "Canada-Borrowers"); (ii) Richardson Electronics (Europe) Ltd., an English limited liability company (the "UK-Borrower"); (iii) RESA, SNC, a French partnership, Richardson Electronique SNC, a French partnership, Richardson Electronics Iberica, S.A., a Spanish corporation, Richardson Electronics GmbH, a German limited liability company, Richardson Electronics Benelux B.V., a Dutch private limited liability company, (each a "Euro-Borrower" and collectively, the "Euro-Borrowers") (the Canada-Borrowers, the UK-Borrower, and the Euro-Borrowers are collectively referred to as the "Borrowers"), the lenders from time to time parties hereto (each, a "Lender" and collectively, the "Lenders"), Bank One, N.A. London Branch as Eurocurrency Agent (the "Eurocurrency Agent"), Bank One Canada, as Canada Agent (the "Canada Agent") (the Eurocurrency Agent and the Canada Agent are collectively referred to as the "Funding Agents" and each individually a "Funding Agent"), and American National Bank and Trust Company of Chicago, as administrative agent (in such capacity, the "Administrative Agent") (the "Agreement").

                                 RECITALS

WHEREAS, the Borrowers have requested the Lenders establish the Facilities (as defined herein) to refinance certain existing credit facilities among the Canada-Borrowers and certain of the Lenders, to pay the fees of the Borrowers in connection with this Agreement and for other general corporate purposes of the Borrowers.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

                                ARTICLE 1

                               DEFINITIONS
As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Acquisition(s)" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any Borrower or any of such Borrower's Subsidiaries (i) acquires any going concern business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

"Advance" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans in the same Facility, the same Agreed Currency, the same Type, and for the same Interest Period, made by the Lenders on the same Borrowing Date (or date of conversion or continuation).

"Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

"Administrative Agent" means American National Bank and Trust
Company of Chicago, in its capacity as contractual representative of the Lenders pursuant to Article 10, and not in its individual capacity as a Lender, and any successor
Administrative Agent appointed pursuant to Article 10.

"Agreed Currencies" means (i) so long as such currencies remain Eligible Currencies, British Pounds Sterling, Canadian Dollars, German Deutsche Marks, Dutch Guilders, French Francs, and Spanish Pesetas; (ii) the Euro; and (iii) any other Eligible Currency which a Borrower requests the relevant Funding Agent to include as an Agreed Currency hereunder and which is acceptable to all of the Lenders. For the purposes of this definition, each of the specific currencies referred to in clause (i) above shall mean and be deemed to refer to the lawful currency of the jurisdiction referred to in connection with such currency, e.g., "British Pounds Sterling" means the lawful currency of the United Kingdom.
"Agreement" means this Revolving Credit Agreement, as it may be amended or modified and in effect from time to time.

"Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements required to be delivered pursuant to the Guaranty.

"Aggregate Canada Facility Commitment" means the aggregate of the Commitments of the Canada Lenders under the Canada Facility.

"Aggregate Commitment" means the aggregate of the Commitments of all the Lenders under all Facilities, as reduced from time to time pursuant to the terms hereof.

"Aggregate Euro Facility Commitment" means the aggregate of the Commitments of the Lenders under the Euro Facility.

"Aggregate UK Facility Commitment" means the aggregate of the Commitments of the Lenders under the UK Facility.

"Aggregate Total Outstandings" means as of any date of determination with respect to any Facility, an amount equal to the total outstanding principal amount of Loans under such Facility.

"ANB" means American National Bank and Trust Company of Chicago, in its individual capacity, and its successors.

"Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

"Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors.

"Article" means an article of this Agreement unless another document is specifically referenced.

"Authorized Officer" means any of the Chairman, President, Executive Vice President, Vice President, and Chief Financial
Officer, Secretary and Treasurer or any other senior officer of any Borrower, acting singly.

"BA Interest Date" means the last day of each BA Interest
Period.

"BA Interest Period" means, with respect to a BA Rate Advance, the term of days as selected by a Canada-Borrower in accordance with Section 2.7.2, commencing on the Borrowing Date or Conversion Date, as applicable, of such BA Rate Advance and expiring on a Business Day, which term shall not be less than 30 days or more than 180 days thereafter, in each case subject to availability.

"BA Rate" means, in respect of any BA Rate Advance, the sum of
(i) annual rate of interest which is the rate determined as being the rate of the Canada Agent's Lending Installation applicable to Canadian Dollar bankers' acceptances for the applicable BA Interest Period, and (ii) the Applicable Margin.

"BA Rate Advance" means any Advance denominated in Canadian
Dollars and bearing interest at the BA Rate.

"Borrower" has the meaning specified in the preamble.

"Borrowing Date" means a date on which an Advance is made hereunder.

"Borrowing Notice" is defined in Section 2.6.

"British Pounds Sterling" or "GBP" means the lawful currency of the United Kingdom.

"Business Day" means (i) with respect to any borrowing, payment or rate selection of Advances, a day (other than a Saturday or Sunday) on which banks generally are open in London, Chicago, New York, Toronto, Ontario in respect of the Canada Facility and in the city of any relevant Lending Installation for the conduct of substantially all of their commercial lending activities and on which dealings in the applicable Agreed Currency are carried on in the London interbank market (and if the Advances which are the subject of such borrowing, payment or rate selection are denominated in Euro or any National Currency Unit, a day upon which such clearing system (as determined by the Eurocurrency Agent to be suitable for clearing or settlement of the Euro) is open for business) and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in London, Chicago and New York for the conduct of substantially all of their commercial lending activities.

"Canada-Borrower" has the meaning specified in the preamble.

"Canada Facility" means the revolving loans denominated in Canadian Dollars and made available by the Canada Lenders to the Canada-Borrowers pursuant to the terms hereof.

"Canada Facility Commitment" means, for each Canada Lender, the obligation of such Canada Lender to make Loans not exceeding the principal amount set forth opposite its signature below with respect to Canadian Dollars or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

"Canada Lenders" shall mean such of the Lenders having
Commitments to lend in Canadian Dollars as set forth on the signature pages hereto.

"Canadian Dollars" or "CAD" means the lawful currency of Canada.

"Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement
Accounting Principles.

"Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

"Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; or (v) any additional investment as may be approved in writing by the Administrative Agent, provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

"Cash Flow" means, as at date of determination thereof the sum of Net Income, Interest Expense, income taxes, depreciation and amortization in each case calculated as at such date of determination for the Guarantor and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles. Neither cash nor non-cash charges reflecting extraordinary terms, unusual items, or one time charges will be added back for the purpose of Cash Flow calculation.

"Change in Control" means (i) with respect to the Guarantor, Edward J. Richardson shall cease to own (beneficially or of record), free and clear of any prohibition or restriction on the transfer or exercise of any voting rights in respect thereof other than such restrictions in favor of the Administrative Agent and/or the Lenders, in the aggregate at least the minimum number of outstanding shares of voting stock of the Guarantor required to elect a majority of the Guarantor's Board of Directors and control any amendment of the Guarantor's bylaws in an election in which all outstanding shares entitled to vote are in fact voted; or (ii) with respect to any Borrower, the failure of the Guarantor to own, directly or indirectly through one or more Subsidiaries, free and clear of all Liens or other encumbrances sufficient shares of voting stock of such Borrower on a fully diluted basis required to elect a majority of the applicable Borrower's Board of Directors and control any amendment of such Borrower's bylaws in an election in which all outstanding shares entitled to vote are in fact voted.

"Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

"Commitment" means, for each Lender, the obligation of such Lender to make Loans (whether under the Canada Facility, the Euro Facility or the UK Facility) not exceeding in the aggregate the amount set forth opposite its signature below for each of the Canada Facility, the Euro Facility of the UK Facility or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

"Computation Date" means the day upon or as of which the Administrative Agent determines Dollar Amounts or Euro Amounts with respect to an Advance as such day is elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.

"Consolidated Funded Indebtedness" means at any time the aggregate Dollar Amount of Consolidated Indebtedness which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time.
"Consolidated Indebtedness" means at any time the Indebtedness of the Guarantor and its Subsidiaries calculated on a consolidated basis as of such time.

"Contingent Obligation" of a Person means, without duplication, any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application or reimbursement agreement for a letter of credit but excluding any endorsement of instruments for deposit or collection in the ordinary course of business.

"Continuation Notice" is defined in Section 2.7.1.

"Conversion Date" means the date on which the relevant Funding
Agent has been notified by a Borrower as being the date on which such Borrower has elected to convert an Advance or a portion of an Advance pursuant to Section 2.7.3.

"Conversion Notice" is defined in Section 2.7.3.

"Default" means an event described in Article 7.

"Documents" means this Agreement, any Notes issued pursuant to
Section 2.13, and the Guaranty.

"Dollar Amount" of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the Equivalent Amount of Dollars if such currency is any currency other than Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Lending Installation of the relevant Funding Agent for such currency on the London market at 11:00 a.m., London time, on or as of the most recent Computation Date.

"Dollars" and "$" shall mean the lawful currency of the United
States of America.

"Dutch Guilders" means the lawful currency of the Netherlands.

"Eligible Currency" means any currency other than Dollars (i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market, (iv) which is convertible into Dollars in the international interbank market and (v) as to which an Equivalent Amount may be readily calculated.

"Environmental Laws" means any and all federal, state, provincial, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment,
(ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into air, surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.
"Equivalent Amount" of any currency at any date shall mean the equivalent amount of any other currency, calculated on the basis of the arithmetic mean of the buy and sell spot rates of exchange of the Lending Installation of the Administrative Agent for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.
"Euro" and/or "EUR" means the euro referred to in Council Regulation (EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

"Euro Amount" of any currency at any date shall mean (i) the amount of such currency if such currency is Euro or (ii) the Equivalent Amount of Euro if such currency is any currency other than Euro, calculated on the basis of the arithmetic mean of the buy and sell spot rates of exchange of the Lending Installation of the Eurocurrency Agent for such currency on the London market at 11:00 a.m., London time, on or as of the most recent Computation Date.

"Euro-Borrower" has the meaning specified in the preamble.

"Euro Facility" means the revolving loans denominated in Euro or any National Currency Unit constituting an Agreed Currency and made available by the Euro Lenders to the Euro-Borrowers pursuant to the terms hereof.
"Euro Facility Commitment" means, for each Euro Lender, the obligation of such Euro Lender to make Loans not exceeding in the principal amount set forth opposite its signature below with respect to Euro or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to
Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

"Euro Lenders" shall mean such of the Lenders having commitments to lend in Euros as set forth on the signature pages hereto.

"Eurocurrency Advance" means any Advance bearing interest at the applicable Eurocurrency Rate.

"Eurocurrency Base Rate" means, with respect to a Eurocurrency Advance (excluding Advances made in CAD and GBP) for the relevant Eurocurrency Interest Period, the applicable London interbank offered rate for deposits in the applicable Agreed Currency appearing on Telerate, Bloomberg, or Reuter screens as of 11:00 a.m. (London time) displaying the average British Bankers Association Interest Settlement Rate for the applicable Agreed Currency (excluding CAD and GBP) two London Banking Days prior to the first day of such Eurocurrency Interest Period. With respect to an Advance made in GBP, the Eurocurrency Base Rate means, for the relevant Eurocurrency Interest Period, the applicable London interbank offered rate for deposits in GBP appearing on Telerate, Bloomberg, or Reuter screens as of 11:00 a.m. (London time) displaying the average British Bankers Association Interest Settlement Rate for GBP on the first day of such Eurocurrency Interest Period. If such screen rates are unavailable, the Eurocurrency Base Rate shall be determined by the Eurocurrency Agent to be the rate reported to the Eurocurrency Agent by the Reference Lender as the rate at which such Reference Lender offers to place deposits in the applicable Agreed Currency, in the case of applicable currencies other than GBP, with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two London Banking Days prior to the first day of such Eurocurrency Interest Period, and in the case of GBP with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) on the first Business Day of such Eurocurrency Interest Period, in each case the approximate amount of such Reference Lender's relevant Loan and having a maturity equal to such Eurocurrency Interest Period.

"Eurocurrency Interest Period" means, with respect to a Eurocurrency Advance, a period of one, two, three or six months commencing on a Business Day selected by any applicable Borrower requesting such Advance pursuant to this Agreement. Such Eurocurrency Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Eurocurrency Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurocurrency Interest Period would otherwise end on a day which is not a Business Day, such Eurocurrency Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Eurocurrency Interest Period shall end on the immediately preceding Business Day.

"Eurocurrency Rate" means, with respect to an Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurocurrency Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

"Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and any Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or such Agent is incorporated or organized or (ii) the jurisdiction in which such Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

"Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.
"Facilities" (each a "Facility") means, collectively, the Canada Facility, the Euro Facility, and the UK Facility.
"Facility Termination Date" means 1 July 2004 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

"French Francs" means the lawful currency of the Republic of France.

"Funding Agents" has the meaning specified in the preamble.

"German Deutsche Marks" means the lawful currency of Germany.

"Gross Up Event" means any of the events described in Sections
3.1 and 3.2 hereof.

"Guarantor" means Richardson Electronics, Ltd., a Delaware corporation, and its successors and assigns.

"Guaranty" means that certain Guaranty dated as of the date hereof executed by the Guarantor in favor of the Administrative
Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

"Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens (except obligations secured by Liens permitted under Section 6.14(viii)) or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, (vii) Contingent Obligations,
(viii) Rate Hedging Obligations, (ix) Subordinated Debt and (x) any other obligation for borrowed money or other financial accommodation which in accordance with the Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

"Interest Expense" means, with reference to any period, all interest expense on Indebtedness of the Guarantor and its Subsidiaries calculated for such period on a consolidated basis in accordance with the Agreement Accounting Principles.

"Interest Period" means the Eurocurrency Interest Period or the
BA Interest Period, as the case may be.

"Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers, employees and sales agents made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), redemption or other repurchase of its capital stock, or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

"Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.
"Lending Installation" means, with respect to a Lender or any Agent, the office, branch, subsidiary or affiliate of such Lender or such Agent with respect to each Agreed Currency listed on Schedule 2 or otherwise selected by such Lender or such Agent pursuant to Section 2.17.

"Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, filed financing statement, assignment, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

"Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article 2 (or any conversion or continuation thereof).
"London Banking Day" means a day (other than a Saturday or a Sunday) on which banks generally are open in London for the conduct of substantially all of their commercial lending activities and on which dealings in the applicable Agreed Currency are carried on in the London interbank market.

"Material Adverse Effect" means with respect to any Person, a material adverse effect on (i) the business, Property, financial condition or results of operations of such Person and its Subsidiaries taken as a whole, (ii) the ability of such Person to perform its obligations under the Documents to which it is a party, or (iii) the validity or enforceability of any of the Documents or the rights or remedies of the Administrative Agent, the Funding Agents or the Lenders thereunder.

"Moody's" means Moody's Investors Service, Inc.

"National Currency Unit" means the unit of currency (other than a Euro unit) of each member state of the European Union that participates in the third stage of Economic and Monetary Union.

"Net Income" means, with reference to any period, the net income (or loss), after provision of taxes, of the Guarantor and its Subsidiaries calculated on a consolidated basis for such period taken as a single accounting period but excluding any unrealized losses and gains for such period resulting from mark-to-market of Rate Hedging Agreements.

"Non-U.S. Lender" is defined in Section 3.5(iv).

"Note" means any promissory note issued at the request of a Lender pursuant to Section 2.13 in the form of Exhibit A, including any amendment, modification, renewal or replacement of such promissory note.

"Notice of Assignment" is defined in Section 12.3.2.

"Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of each of the Borrowers to the Lenders or to any Lender, any Agent or any indemnified party arising under the Documents.

"Other Taxes" is defined in Section 3.5(ii).

"Overnight Foreign Currency Rate" shall mean for any amount payable in a currency other than U.S. Dollars, the rate of interest per annum as determined by the relevant Funding Agent (rounded upwards, if necessary, to the nearest whole multiple of one-hundredth of one percent (1/100 of 1%)) at which overnight or weekend deposits of the appropriate currency (or, if such amount due remains unpaid more than three Business Days, then for such other period of time not longer than six months as the relevant Funding Agent may elect in its absolute discretion) for delivery in immediately available and freely transferable funds would be offered by the relevant Funding Agent to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid principal amount of the related Advance (or, if the relevant Funding Agent is not placing deposits in such currency in the interbank market, then the cost of funds to the relevant Funding Agent, as applicable, in such currency for such period).

"Pacific Rim Loans" means loans from ANB or its Affiliates to certain of the Guarantor's Subsidiaries in Singapore and Japan not exceeding Japanese Yen 300,000,000 and Singapore Dollars 3,400,000, respectively, in the aggregate at any one time outstanding, or such other amounts, as agreed to from time to time by ANB or its Affiliates with the consent of the Lenders under the respective agreements evidencing such loans.

"Participants" is defined in Section 12.2.1.

"Payment Date" means the last Business Day of each month.

"Payment Office" of any Funding Agent shall mean, for each of the Agreed Currencies, the office, branch, affiliate or correspondent bank of such Agent specified as the "Payment Office" for such currency in Schedule 1 hereto or such other office, branch, affiliate or correspondent bank of such Agent as it may from time to time specify to the Borrowers and each Lender as its Payment Office.

"Percentage" shall have the meaning ascribed thereto in Section
2.3 hereof.

"Permitted Acquisition" means, at any time of determination, any Acquisition by any Borrower or any of such Borrower's Subsidiaries of a business or entity in substantially the same field of enterprise as such Borrower or such Subsidiary with respect to which each of the following requirements is then met:

(i) Such Acquisition has been approved and recommended by the board of directors of the entity to be acquired.

(ii) Such Borrower or such Subsidiary shall have given the Administrative Agent notice of such Acquisition within ten (10) days prior to or following the consummation thereof.

(iii) The aggregate consideration (including, without limitation, the purchase price therefor and any assumption of debt (other than accounts payable and deferred revenue obligations arising in the ordinary course of business)) for such Acquisition plus all other Acquisitions and in each case measured in respect of the Guarantor and its Subsidiaries, less the amount of cash received by such Borrower or such Subsidiary from the entities being acquired in connection with such Acquisition and all other Acquisitions, does not exceed $15 million during the Guarantor's rolling four consecutive trailing fiscal quarters on a consolidated basis.

(iv) Prior to and after giving effect to such Acquisition, no Default or Unmatured Default shall exist.

"Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

"Pricing Schedule" means the Schedule attached hereto identified as such.

"Prime Advance" means any Advance which is denominated in Canadian Dollars and bearing interest at the Prime Rate.

"Prime Rate" means the annual rate of interest in effect from time to time equal to the greater of (i) the annual rate of interest publicly announced from time to time by the Canada Agent as being its reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans; and (ii) the 30 day BA Rate plus 1.00%. Any change in the Prime Rate shall be effective on the date such change becomes effective generally.

"Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

"Purchasers" is defined in Section 12.3.1.

"Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

"Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Hedging Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

"Reference Lender" means the relevant Funding Agent applicable to any Advance.

"Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

"Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System. "Required Lenders" means Lenders in the aggregate having at least 662/3% of the Dollar Amount of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 662/3% of the Dollar Amount of the aggregate unpaid principal amount of the Aggregate Total Outstandings, in respect of all Facilities.

"Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D or analogous regulations of the Bank of England on Eurocurrency liabilities.

"Rollover Notice" is defined in Section 2.7.2.

"S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

"Senior Funded Debt" means the sum of all Indebtedness that (i) is not Subordinated Debt and (ii) by its terms is or will become interest bearing, including, but not limited to, Capitalized
Lease Obligations and the Obligations hereunder.

"Senior Funded Debt to Cash Flow Ratio" means, with respect to the Guarantor, as of any date of calculation, the ratio of (i) Consolidated Funded Indebtedness outstanding on such to (ii) Cash Flow for the Guarantor's then most-recently ended four fiscal quarters.
"Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

"Section" means a numbered section of this Agreement, unless another document is specifically referenced.

"Spanish Pesetas" means the lawful currency of Spain.

"Subordinated Debt" means, with respect to any Borrower, any unsecured Indebtedness of such Borrower (a) no part of the principal of which is stated to be payable or is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the Facility Termination Date, and the payment of the principal of and interest on which and other obligations of such Borrower in respect thereof are subordinated to the prior payment in full of principal of and interest (including post-petition interest) on the Notes and all other obligations and liabilities of such Borrower to any Agent and the Lenders hereunder on terms and conditions first approved in writing by the Required Lenders and
(b) otherwise containing terms, covenants and conditions satisfactory in form and substance to the Required Lenders, as evidenced by their prior written approval thereof.

"Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Guarantor or of any of the Borrowers.

"Substantial Portion" means, with respect to the Property of any Person, Property (except for inventory sold in the ordinary course of business) which (i) represents more than 10% of the consolidated assets of such Person as at the last day of the calendar month ending on or most recently ended prior to the date on which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of such Person for the period of twelve complete and consecutive calendar months ending on or most recently ended prior to the date on which such determination is made.

"Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings of whatever nature now or hereafter imposed by any jurisdiction or taxing authority thereof, and all interest, penalties or similar liabilities with respect thereto, but excluding Excluded Taxes.

"Transferee" is defined in Section 12.4.

"Type" means with respect to any Advance, its nature as a Eurocurrency Advance, BA Rate Advance or Prime Advance.

"UK-Borrower" has the meaning specified in the preamble.

"UK Facility" means the revolving loans denominated in British
Pounds Sterling and made available by the UK Lenders to the UK-
Borrowers pursuant to the terms hereof.

"UK Facility Commitment" means, for each UK Lender, the obligation of such UK Lender to make Loans not exceeding in the principal amount set forth opposite its signature below with respect to British Pounds Sterling or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

"UK Lenders" shall mean such of the Lenders having Commitments to lend in GBP as set forth on the signature pages hereto.

"Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

"U.S. Loan Agreement" means that certain Amended and Restated Loan Agreement dated as the date hereof (as it may be amended or modified and in effect from time to time) entered into by and among the Guarantor, various lending institutions listed therein and ANB, as agent.

"Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

The foregoing definitions shall be equally applicable to both the singular and the plural forms of the defined terms.

                                    ARTICLE 2

                                   THE CREDITS
     2.1 Commitments.

Credit Facilities. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make available the Canada Facility, the Euro Facility, and UK Facility, to the extent of such Lender's Commitment, to the Canada-Borrowers, the Euro-Borrowers and the UK-Borrower, respectively. Each Lender agrees, on the terms and conditions set forth herein and only to the extent such Lender has a Commitment to provide such Agreed Currency under the appropriate Facility, to make Advances to any Borrower in the applicable Agreed Currency from time to time in amounts not to exceed, in respect of such Facility, in the aggregate at any one time outstanding its Commitment in respect of such Facility, provided that (i) the Aggregate Total Outstandings under the Canada Facility shall at no time exceed CAD 29,600,000, (ii) the Aggregate Total Outstandings under the Euro Facility shall at no time exceed EUR 11,400,000 or its Equivalent Amount and (iii) the Aggregate Total Outstandings under the UK Facility shall at no time exceed GBP 3,200,000. Advances under the Canada Facility shall be extended solely by the Canada Lenders to the Canada-Borrowers; Advances under the Euro Facility shall be extended solely by the Euro Lenders to the Euro-Borrowers; and Advances under the UK Facility shall be extended solely by the UK Lenders to the UK-Borrower. Subject to the terms of this Agreement, any Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

     2.2 Repayment of Principal. Each Borrower jointly and severally promises to repay in full the principal amount of all Advances and all other unpaid Obligations hereunder on the Facility Termination Date.
          2.2.1 Mandatory Prepayment. If at any time the Aggregate Total Outstanding in respect of all Facilities (calculated as of the most recent Computation Date) exceeds the Aggregate Commitment, each Borrower shall be jointly and severally obligated to immediately repay Advances in an aggregate principal amount sufficient to eliminate any such excess. If at any time (in each case measured as of the most recent Computation Date) (i) the Aggregate Total Outstandings in respect of the Canada Facility exceeds the Aggregate Canada Facility Commitment, (ii) the Aggregate Total Outstandings in respect of the Euro Facility exceed the Aggregate Euro Facility Commitment, or (iii) the Aggregate Total Outstandings in respect of the UK Facility exceed the Aggregate UK Facility Commitment, each Borrower shall be jointly and severally obligated to repay Advances under the affected Facility in an amount or amounts sufficient to eliminate any such excess.
          2.2.2 Voluntary Prepayment. Any Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Advances, or, in a minimum amount of, CAD 500,000 or any integral multiple of CAD 100,000 in excess thereof in the case of the Canada Facility, the minimum amount of EUR 1,000,000 (or Euro Amount thereof for Advances made in any National Currency Unit) or any integral multiples of EUR 100,000 (or Euro Amount thereof for Advances made in any National Currency Unit) in excess thereof in the case of the Euro Facility, and the minimum of GPB 500,000 or any integral multiples of GPB 100,000 in excess thereof in the case of the UK Facility, any portion of the outstanding Advances upon three Business Days' prior notice to the relevant Funding Agent by 10:00 a.m. (local time).
      2.3 Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders with a Commitment in respect of such Facility ratably in proportion to the ratio (hereafter referred to as the "Percentage") that (i) their respective Canada Facility Commitment bears to the Aggregate Canada Facility Commitment, (ii) their respective Euro Facility Commitment bears to the Aggregate Euro Facility Commitment and
(iii) their respective UK Facility Commitment bears to the Aggregate UK Facility Commitment.
      2.4 Facility Fee, Reductions in Aggregate Commitment.
           2.4.1 Facility Fee. For the account of each Lender in proportion to the Lender's applicable Percentage, the Guarantor shall pay to the Administrative Agent a facility fee equal to the product of (a) 0.25%, and (b) the Dollar Amount of the Aggregate Commitment, which annual facility fee shall be computed and earned in its entirety on the date of this Agreement and on each July 1 thereafter prior to the Facility Termination Date. The annual facility fee shall be payable quarterly in four equal installments in arrears on August 31, 2000 and on the last Business Day of each August, November, February and May thereafter prior to the Facility Termination Date with the outstanding unpaid balance of such fee due and payable on the Facility Termination Date. Such facility fee shall in no circumstances be refundable to any Borrower, provided, however, that such facility fee shall be prorated for the actual days of any year (commencing January 1) in which a Facility Termination Date occurs solely because of the Borrowers' irrevocable payoff of all Advances on account of a breach by the Lenders of Section 10.12 hereof or the occurrence of a Gross Up Event. The Administrative Agent shall compute the amount of such facility fee as of each applicable Computation Date. All accrued facility fees shall be payable in Dollars on the effective date of any termination of the obligations of the Lenders to make Loans hereunder. The Administrative Agent shall pay each Lender its applicable share of the facility fee in Dollars on the same Business Day if received before 11:00 a.m. Chicago time or on the next Business Day if received after 11:00 a.m. Chicago time.
           2.4.2 Reduction of Commitment. Any Borrower may permanently reduce the Commitment in respect of the applicable Facility, in whole, or in part ratably among the Lenders in integral multiples of EUR 1,000,000 in the case of the Euro Facility, CAD 1,000,000 in the case of the Canada Facility and GBP 1,000,000 in the case of the UK Facility, upon at least five Business Days' written notice to the relevant Funding Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the applicable Aggregate Canada Facility Commitment, Aggregate Euro Facility Commitment, and Aggregate UK Facility Commitment, as the case may be in respect of the applicable Facility may not be reduced below the aggregate principal amount of the outstanding Advances in respect of the applicable Facility.
     2.5 Minimum Amount of Each Advance. Each Advance shall be in a minimum amount of, CAD 1,000,000 and in multiples of CAD 100,000 if in excess thereof in the case of BA Advances under the Canada Facility and CAD 100,000 and in multiples of CAD 100,000 if in excess thereof in the case of Prime Advances under the Canada Facility, the minimum amount of EUR 1,000,000 (or Euro Amount thereof for Advances made in any National Currency
Unit) and in multiples of EUR 100,000 (or Euro Amount thereof for Advances made in any National Currency Unit) if in excess thereof in the case of the Euro Facility, and the minimum of GPB 500,000 and in multiples of GPB 100,000 if in excess thereof in the case of the UK Facility.
     2.6 Method of Selecting Types and Interest Periods for New Advances. Each Borrower shall select the Type of Advance, the Interest Period (if applicable) and the Agreed Currency applicable thereto from time to time. Each Borrower shall give the relevant Funding Agent, as the case may be, irrevocable notice, substantially in the form of Exhibit B attached hereto, (a "Borrowing Notice") (i) not later than 10:00 a.m. (London time) at least three Business Days before the Borrowing Date in the case of Eurocurrency Rate Advances requested from the Eurocurrency Agent, (ii) not later than 5:00 p.m. (Toronto time) at least three Business Days before the Borrowing Date in the case of BA Rate Advances requested from the Canada Agent, and
(iii) not later than 5:00 p.m. (Toronto time) two Business Days before the Borrowing Date in the case of Prime Advances requested from the Canada Agent, specifying:
(i) the Borrowing Date, which shall be a Business Day, of such
Advance,
(ii) the aggregate amount of such Advance,
(iii) the Type of Advance; and
(iv) the Interest Period and Agreed Currency applicable thereto.
     2.7 Continuation; Rollover and Conversion of Outstanding
Advances.
          2.7.1 Continuation. Each Eurocurrency Advance shall continue as an Advance until the end of the then applicable Interest Period therefor, at which time each such Advance shall automatically continue as an Advance in the same Agreed Currency with an Interest Period of one month unless (x) such Advance is or was repaid in accordance with Section 2.2 or (y) the applicable Borrower shall have given the relevant Funding Agent a Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Advance continue as an Advance for the same or another Interest Period.
Subject to the terms of Section 2.5, so long as no Default has occurred and is continuing, any Borrower may elect from time to time to continue all or any part of an Advance denominated in the same Agreed Currency in the case of the Canada Facility and the UK Facility and in any other Agreed Currency (other than Canadian Dollars and British Pounds Sterling) in the case of the Euro Facility; provided that any conversion in respect of currency of any Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. Any such Borrower shall give the relevant Funding Agent irrevocable notice, substantially in the form of Exhibit C attached hereto, (a "Continuation Notice") of each continuation of an Advance not later than 10:00 a.m. (London time) at least three Business Days prior to the date of the requested continuation in the case of the Eurocurrency Agent and not later than 5:00 p.m. (Toronto time) at least three Business Days prior to the date of the requested continuation in the case of the Canada Agent, specifying:
(i) the requested date, which shall be a Business Day, of such continuation, and
(ii) the Agreed Currency and amount into which such Advance is to be continued and the duration of the Interest Period applicable thereto.
         2.7.2 Continuation of BA Rate Advance. With respect to each BA Rate Advance which is outstanding, at or before 5:00 p.m. three Business Days before the end of the then applicable Interest Period, any Canada-Borrower shall notify the Canada Agent in form and substance substantially as attached as Exhibit D ("Rollover Notice") either of (i) the next BA Interest Period which such Canada-Borrower has selected as applicable to the BA Rate Advance, which new BA Interest Period shall commence on and include the last day of the prior BA Interest Period, or (ii) the intention of such Canada-Borrower to repay or convert such BA Rate Advance at the end of the relevant Eurocurrency Interest Period. If such Canada-Borrower fails to select and to notify the Canada Agent of the BA Interest Period applicable to the BA Rate Advance, or its intention to repay or convert, such Canada-Borrower shall be deemed to have converted the BA Rate Advance into a Prime Advance as of the last day of the applicable BA Interest Period.
          2.7.3 Conversion Option: Canada Facility.
               (a) Notice for and Conditions of Conversion.
Subject to this Agreement, any Canada-Borrower may, during the term of this Agreement, effective on any Business Day, convert, in whole or in part, outstanding Advances into another Type of Advance permitted under the Canada Facility, upon giving to the Canada Agent prior irrevocable notice at or before 5:00 p.m. three Business Days in advance substantially in the form of Exhibit E ("Conversion Notice"), provided that:
                    (i) no Default has occurred and is
continuing;
                    (ii) each conversion into a Prime Advance
shall be for a minimum aggregate amount of CAD100,000;
                    (iii) each conversion into a BA Rate Advance
shall be for a minimum aggregate amount of CAD1,000,000 and in increments of CAD100,000; and
                    (iv) each BA Rate Advance may be converted
to another Type of Advance only on the last day of the relevant
Interest Period.
               (b) Mandatory Conversion.  If a Default or
Unmatured Default has occurred and is continuing, the applicable Canada-Borrower shall be required to convert its BA Rate Advances to Prime Advances on the applicable BA Interest Date.
          2.8 Method Of Borrowing. On each Borrowing Date, each Lender shall make available its Loan or Loans, if any, not later than noon, local time, in the city of the relevant Funding Agent's Payment Office for such currency, in such funds as may then be customary for the settlement of international transactions in such currency in the city of and at the address of such Funding Agent's Payment Office for such currency.
Unless such Funding Agent determines that any applicable condition specified in Article 4 has not been satisfied, such Funding Agent will make the funds so received from the Lenders available to the Borrowers at such Funding Agent's aforesaid
address.   Notwithstanding the foregoing provisions of this
Section 2.8, to the extent that a Loan made by a Lender matures on the Borrowing Date of a requested Loan, such Lender shall apply the proceeds of the Loan it is then making to the repayment of principal of the maturing Loan.
          2.9 Changes in Interest Rate, etc. Each Eurocurrency Advance and BA Rate Advance shall bear interest at, respectively, the Eurocurrency Rate and the BA Rate, in each case on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the relevant Funding Agent as applicable to such Advance based upon each Borrower's selections under Sections 2.6 and 2.7 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date. Each Prime Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Prime Advance is made or is converted from a BA Rate Advance into a Prime Advance pursuant to Section 2.7.3 to but excluding the date it becomes due or is converted into a BA Rate Advance pursuant to Section
2.7.3 at a rate per annum equal to the Prime Rate for such day. Changes in the rate of interest on that portion of any Advances maintained as a Prime Advance will take effect simultaneously with each change in such applicable rate. Each Eurocurrency Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Eurocurrency Interest Period applicable thereto to (but not including) the last day of such Eurocurrency Interest Period at the Eurocurrency Rate determined as applicable to such Eurocurrency Advance.
          2.10 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.6 or 2.7, during the continuance of a Default or Unmatured Default the Administrative Agent, acting at the direction of the Required Lenders may, at its option, by notice to all the Borrowers (which notice may be revoked at the option of the Administrative Agent, acting at the direction of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as an Advance. During the continuance of a Default the Administrative Agent, acting at the direction of the Required Lenders may, at their option, by notice to all the Borrowers (which notice may be revoked at the option of the Administrative Agent, acting at the direction of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that each Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth above shall be applicable to all Advances without any election or action on the part of the Administrative Agent or any Lender. In such event, after the conclusion of such Interest Period, interest shall be computed on all Advances under the Euro Facility and the UK Facility on the basis of successive one month Eurocurrency Interest Periods plus the per annum rate of 2.00%. In such event, the outstanding Canada Facility Loans will automatically convert in accordance with the terms of Section 2.7.3 and shall bear interest at the rate otherwise applicable thereto after giving effect to such conversion plus the per annum rate of 2.00%.
          2.11 Method Of Payment.
               (i) Each Advance shall be repaid and each payment of interest thereon shall be paid in the currency in which such Advance was made. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the relevant Funding Agent at (except as set forth in the next sentence) such Funding Agent's address specified pursuant to Article 13, or at any other Lending Installation of such Funding Agent specified in writing by such Funding Agent to all of the Borrowers, by noon (local time) on the date when due and shall be applied ratably by the relevant Funding Agent among the Lenders. All payments to be made by any Borrower hereunder shall be made in such currency on the date due in such funds as may then be customary for the settlement of international transactions in such currency for the account of the relevant Funding Agent, at its Payment Office for such currency and shall be applied ratably by such Funding Agent among the applicable Lenders. Each payment delivered to the relevant Funding Agent for the account of any Lender shall be delivered promptly by such Funding Agent to such Lender in the same type of funds that such Funding Agent received, in the funds received from such Borrower at the address of such Funding Agent's Payment Office for such currency. Such Funding Agent is hereby authorized to charge any account of such Borrower maintained with such Funding Agent or any of its Affiliates for each payment of principal, interest and fees as it becomes due hereunder.
               (ii) Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Advance was made (the "Original Currency") no longer exists or a Borrower is not able to make payment to the relevant Funding Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that such Borrower take all risks of the imposition of any such currency control or exchange regulations. For purposes of this Section 2.11(ii), the commencement of the third stage of European Economic and Monetary Union and the occurrence of the Euro Implementation Date shall not constitute the imposition of currency control or exchange regulations.
     2.12 European Economic And Monetary Union.
          (i) Without prejudice to any method of conversion or rounding prescribed by any legislative measures of the Council of the European Union, each reference in this Agreement to a fixed amount or to fixed amounts in a National Currency Unit to be paid to or by the Eurocurrency Agent shall, notwithstanding any other provision of this Agreement, be replaced by a reference to such comparable and convenient fixed amount or fixed amounts in the Euro as the Eurocurrency Agent may from time to time specify; and the Eurocurrency Agent may notify the other parties to this Agreement of any modifications to this Agreement which the Administrative Agent (acting reasonably and after consultation with the other parties to this Agreement) determines to be necessary as a result of the commencement of the third stage of European Economic and Monetary Union. However, if and to the extent that the Administrative Agent determines that it is not possible to put the parties in such position, the Administrative Agent may give priority to putting the Agents, the Arranger and the Lenders into such position.
     2.13 Noteless Agreement, Evidence of Indebtedness.
          (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of any Borrower to such Lender resulting from each Loan made by such Lender from time to time under the applicable Facility, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
          (ii) Each Funding Agent shall maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Facility, the Type of Advance, the Agreed Currency thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (c) the amount of any sum received by each Funding Agent hereunder from each Borrower and each Lender's share thereof
          (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of any Funding Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.
          (iv) Any Lender may request that its Loans be evidenced by a promissory note (a "Note"). In such event, each Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the relevant Funding Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.
     2.14 Telephonic Notices. Each Borrower hereby authorizes the Lenders and the Funding Agents to extend, convert or continue Advances, effect selections of Agreed Currencies and Types of Advances and to transfer funds based on telephonic notices made by any Authorized Officer or Authorized Officers, the relevant Agent or any Lender in good faith believes to be acting on behalf of each such Borrower. Each Borrower agrees to deliver promptly to the relevant Funding Agent a written confirmation, if such confirmation is requested by such Funding Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by such Funding Agent and the Lenders, the records of such Funding Agent and the Lenders shall govern absent manifest error.
     2.15 Interest Payment Dates, Interest and Fee Basis.
Except for Prime Advances under the Canada Facility, interest accrued on each Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and facility fees shall be calculated for actual days elapsed on the basis of a 360-day year, except for interest and fees on Loans denominated in British Pounds Sterling which shall be calculated for actual days elapsed on the basis of 365 days, and for interest on Loans denominated in Canadian Dollars which shall be calculated for actual days elapsed on the basis of 365 days or 366 days, as the case may be. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.
     Interest on Prime Advances available under the Canada Facility shall be payable monthly in arrears on each applicable Payment Date for the period up to but not including such Payment Date and shall be calculated on a daily basis on the principal amount of the Prime Advances remaining unpaid from time to time and on the basis of the actual number of days elapsed and a year of 365 days or 366 days, as the case may be.
     2.16 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the relevant Funding Agent will notify each Lender and the Administrative Agent of the contents of each Aggregate Commitment reduction notice in respect of any Facility, Borrowing Notice, Continuation Notice, and repayment notice received by it hereunder. The relevant Funding Agent will notify the applicable Lender of the interest rate applicable to each Advance promptly upon determination of such interest rate. The Reference Lender agrees to furnish timely information for the purpose of determining the Eurocurrency Rate.
     2.17 Lending Installations and Lender Affiliates.
          2.17.1 Lending Installations. Each Lender will book its Loans at the appropriate Lending Installation listed on
Schedule 2 or such other Lending Installation designated by such Lender in accordance with the final sentence of this Section
2.17. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the relevant Funding Agent and each Borrower in accordance with Article 13, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

          2.17.2 Lender Affiliates. Advances under the Euro Facility to Richardson Electronics Iberica, S.A. or any other Euro Borrower receiving proceeds of Eurocurrency Advances in Spain in an aggregate amount at any one time outstanding not in excess of EUR 4,000,000 shall be made by First Chicago, Ltd., a company organized under the laws of the United Kingdom and all such Advances shall be deemed Advances by Bank One, N.A. London Branch in its capacity as a Lender hereunder for purposes of determining the available Commitment of Bank One, N.A. London Branch.

     2.18 Non-Receipt of Funds by the Funding Agents. Unless a Borrower or a Lender, as the case may be, notifies the relevant Funding Agent prior to the date on which it is scheduled to make payment to such Funding Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of such Borrower, a payment of principal, interest or fees to such Funding Agent for the account of the applicable Lenders, that it does not intend to make such payment, such Funding Agent may assume that such payment has been made. Such Funding Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or such Borrower, as the case may be, has not in fact made such payment to such Funding Agent, the recipient of such payment shall, on demand by such Funding Agent, repay to such Funding Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by such Funding Agent until the date such Funding Agent recovers such amount at a rate per annum equal to (i) in the case of repayment by a Lender, the Overnight Foreign Currency Rate for such day and
(ii) in the case of repayment by a Borrower, the interest rate applicable to the relevant Advance.
     2.19 Market Disruption. (a) If, after the designation by the Lenders of any currency as an Agreed Currency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the determination of any Funding Agent, no longer readily available or freely traded or (z) in the determination of such Funding Agent, an Equivalent Amount of such currency is not readily calculable, such Funding Agent shall promptly notify the Lenders and each Borrower, and such currency shall no longer be an Agreed Currency until such time as all of the Lenders agree to reinstate such currency as an Agreed Currency and promptly, but in any event within five Business Days of receipt of such notice from such Funding Agent, each Borrower shall repay all Loans in such affected currency or convert such Loans into Loans in another Agreed Currency, subject to the other terms set forth in Article 2.
          (b) Notwithstanding the satisfaction of all conditions referred to in Article 2 and Article 4 with respect to any Advance in any Agreed Currency, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of any Funding Agent, the Administrative Agent or the Required Lenders make it impracticable for the Loans comprising such Advance to be denominated in the Agreed Currency specified by a Borrower, then such Agent shall forthwith give notice thereof to such Borrower and the Lenders, and such Loans shall not be denominated in such Agreed Currency but shall, except as otherwise set forth in Section 2.12 be made on such Borrowing Date in Euro, in an aggregate principal amount equal to the Euro Amount of the aggregate principal amount specified in the related Borrowing Notice or Continuation Notice, unless such Borrower notifies the relevant Funding Agent at least one Business Day before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the opinion of such Funding Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice or Continuation Notice, as the case may be.
     2.20 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from a Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's main Chicago office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of any Borrower in respect of any sum due to any Lender or any Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, such Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 12.2, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.
     2.21 Replacement of Lender. If a Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make, convert or continue Advances shall be suspended pursuant to
Section 3.3 (any Lender so affected an "Affected Lender"), such Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to such Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit F and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) such Borrower shall pay to such Affected Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Affected Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5.
     2.22 Participations in Facilities. Each Lender (hereinafter, each a Participating Lender"), by its acceptance hereof, severally agrees to purchase, on the terms and conditions and at the times set forth in this Section 2.22, from any other applicable Lender (hereinafter each a "Selling Lender") and each Selling Lender hereby agrees to sell to each Participating Lender, an undivided percentage participating interest in outstanding Advances made under each Facility in which such Selling Lender has a Commitment, which participation shall be determined in proportion that the ratio of each Participating Lender's Commitment under all Facilities bears to the Aggregate Commitment (hereinafter the "Participation Percentage"). Upon (i) the occurrence of a Default and (except in the case of a Default described in Section 7.6 or 7.7 hereof), (ii) the accrual of interest at rates applicable after Default as provided in Section 2.10 hereof, and (iii) the acceleration of the maturity of the Obligations pursuant to
Section 8.1 hereof, or if any Selling Lender is required at any time to return to a Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Advance, each Participating Lender shall, to the extent necessary, not later than the third Business Day after the date on which such Participating Lender receives written demand from the Administrative Agent to such effect, if such demand is received before 11:00 a.m. (London time), pay to the applicable Funding Agent for the benefit of each applicable Selling Lender an amount equal to such Participating Lender's Participation Percentage of such unpaid or recaptured Advance, in the currency of such Advance so that, after giving effect to such adjustment, the outstanding principal amount of Advances of all Lenders shall be pro rata based on the Lenders' Participation Percentages. Such purchase price shall be paid in the respective currencies of such outstanding Advances together with interest on such amount accrued from the date the related payment was due from such Participating Lender to the date of such payment by the Participating Lender at a rate per annum equal to the Overnight Foreign Currency Rate. Each such Participating Lender shall thereafter be entitled to receive its Participation Percentage of each payment received in respect of the relevant Advance and of interest and fees paid thereon from the date such Participating Lender funded to the Selling Lender its participation in such Advances. Each Borrower agrees that each Participating Lender shall be entitled to the benefit of
Article 3 hereof to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3 hereof and such benefits shall extend to each Participating Lender's obligation to participate under this Section 2.22.
     The several obligations of the Participating Lenders to the Selling Lenders under this Section 2.22 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against the Borrowers, the Agents, any other Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Unmatured Default or by the amount of any Commitment of any Lender, and each payment by a Participating Lender under this Section 2.22 shall be made without any offset, abatement, withholding or reduction whatsoever.

     Each Selling Lender shall be entitled to, or entitled to direct the applicable Funding Agent to, offset amounts received under this Agreement for the account of a Participating Lender against unpaid amounts due hereunder from such Participating Lender to the applicable Selling Lender or the applicable Funding Agent (whether as fundings of participations or otherwise), but shall not be entitled to offset against amounts owed to the applicable Selling Lender or the applicable Funding Agent by any Participating Lender arising outside this Agreement. To the extent Bank of Montreal shall be a Participating Lender hereunder, any participation required of it pursuant to this Section 2.22 shall be purchased by and participated in by Harris Trust and Savings Bank, which shall be deemed the Participating Lender in respect of such amounts. To the extent the LaSalle Business Credit division of ABN AMRO Bank Canada shall be a Participating Lender hereunder, any participation required of it pursuant to this Section 2.22 shall be purchased by and participated in by LaSalle Bank National Association, which shall be deemed the Participating Lender in respect of such amounts.

                               ARTICLE 3

                        CHANGE IN CIRCUMSTANCES
     3.1 Yield Protection. (a) If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:
          (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Loans, or
          (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Advances), or
          (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Loans (including, without limitation, any conversion of any Loan denominated in an Agreed Currency other than Euro into a Loan denominated in Euro) or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Loans (including, without limitation, any conversion of any Loan denominated in an Agreed Currency other than Euro into a Loan denominated in Euro) or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Loans or Commitment, then, within 15 days of demand by such Lender, each Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.
          (b) Non-U.S. Reserve Costs or Fees With Respect to
Loans to Borrowers.
               (i) If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive of any jurisdiction outside of the United States of America or any subdivision thereof (whether or not having the force of law), imposes or deems applicable any reserve requirement against or fee with respect to assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation, and the result of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Loans to any Borrower or its Commitment to any Borrower or to reduce the return received by such Lender or applicable Lending Installation in connection with such Loans to any Borrower or Commitment to any Borrower, then, within 15 days of demand by such Lender, such Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received, provided that such Borrower shall not be required to compensate any Lender for such non-U.S. reserve costs or fees to the extent that an amount equal to such reserve costs or fees is received by such Lender as a result of the calculation of the interest rate applicable to Advances pursuant to clause (i)(b) of the definition of Eurocurrency Rate.
               (ii) Without limiting the generality of the foregoing, the cost of compliance with existing requirements of the Bank of England and/or the Financial Services Authority (or any other authority which replaces all or any of their functions) in respect of Eurocurency Advances denominated in British Pounds Sterling will be calculated by the Eurocurrency Agent in relation to each Advance on the basis of rates supplied by the Eurocurrency Agent by reference to the circumstances existing on the first day of each Interest Period in respect of such Eurocurrency Advance and, if any such Interest Period exceeds three months, at three calendar monthly intervals from the first day of such Interest Period during its duration in accordance with the following formula:

               AB + C(B-D) + E x 0.01     percent per annum
               ----------------------
                   100 - (A+C)

Where:

A     is the percentage of eligible liabilities (assuming these
to be in excess of any stated minimum) which the Eurocurrency Agent is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B     is the percentage rate per annum at which deposits
denominated in British Pounds Sterling are offered by the Eurocurrency Agent in accordance with its normal practice, for a period equal to (a) the relevant Interest Period (or, as the case may be, remainder of such Interest Period) in respect of the relevant Advance or (b) three months, whichever is the shorter, to a leading bank in the London Interbank Market at or about 11:00 a.m. (London time) in a sum approximately equal to the amount of such Eurocurrency Advance.

C     is the percentage of eligible liabilities which the
Eurocurrency Agent is required from time to time to maintain as interest bearing special deposits with the Bank of England.

D     is the percentage rate per annum payable by the Bank of
England to the Eurocurrency Agent on interest bearing special deposits.

E     is the rate payable by the Eurocurrency Agent to the
Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, the figure at paragraph [2.02b]/[2.03b] of the Fees Regulations shall be deemed to be zero) and expressed in pounds per pound 1,000,000 of the Fee Base of the Eurocurrency Agent.

For the purposes of this Section 3.1(b)(ii):

(I) The following definitions shall apply:

     (a) "eligible liabilities" and "special deposits" shall bear the meanings ascribed to them from time to time under or pursuant to the Bank of England Act 1998 or (as appropriate) by the Bank of England;

     (b) "Fees Regulations" means the Banking Supervision (Fees)
Regulations 1998 or such other regulations as may be in force from time to time in respect of the payment of fees for banking supervision; and

     (c) "Fee Base" shall bear the meaning ascribed to it, and shall be calculated in accordance with, the Fees Regulations.

(II). The percentages used in A and C above shall be those required to be maintained on the first day of the relevant period as determined in accordance with B above.

(III). In application of the above formula, A, B, C and D will be included in the formula as figures and not as percentages e.g. if A is 0.5 per cent, and B is 12 per cent., AB will be calculated as 0.5 x 12 and not as 0.5 per cent. x 12 per cent.

(IV). Calculations will be made on the basis of a 365 day year
(or, if market practice differs, in accordance with market practice).

(V). A negative result obtained by subtracting D from B shall be taken as zero.

(VI). The resulting figures shall be rounded upwards, if not already such a multiple, to the nearest whole multiple of one-thirty-second of one per cent. per annum.

(VII). Additional amounts calculated in accordance with this
Section 3.1(b)(ii) are payable on the last day of the Interest
Period to which they relate.

(VIII). The determination of the Associated Costs Rate by the Eurocurrency Agent in relation to any period shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

(IX). The Eurocurrency Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties any amendments or variations which are required to be made to this formula set out above in order to comply with any requirements from time to time imposed by the Bank of England or the Financial Services Authority (or any other authority which replaces all or any of their functions) in relation to Eurocurrency Advances denominated in British Pounds Sterling (including any requirements relating to sterling primary liquidity) and, any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.

     3.2 Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, each Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means
(i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.
     3.3 Availability of Types of Advances. If any Lender determines that maintenance of its Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a currency type and maturity appropriate to match fund Advances are not available or (ii) the interest rate applicable to Advances does not accurately reflect the cost of making or maintaining Advances, then the relevant Funding Agent shall suspend the availability of Advances and require any affected Advances to be repaid, subject to the payment of any funding indemnification amounts required by Section 3.4.
     3.4 Funding Indemnification. If any payment of an Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or an Advance is not made on the date specified by a Borrower for any reason other than default by the Lenders, such Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Advance.
     3.5 Taxes.
          (i) All payments by any Borrower to or for the account of any Lender or the relevant Funding Agent hereunder or under any Note, together with all payments made by any Lender to any other Lender pursuant to the participations described in Section
2.22 and purchases described in Section 11.2 hereof, shall be made free and clear of and without deduction for any and all Taxes. If any Person shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the relevant Funding Agent, (a) the Borrowers shall pay such amounts necessary to increase such sum payable so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or such Funding Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrowers shall make such deductions to the extent permitted by law, (c) if the Borrowers are permitted to make such deductions the Borrowers shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) if the Borrowers are permitted to make such deductions the Borrowers shall furnish to such Funding Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.
          (ii) In addition, each Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").
          (iii) Each Borrower hereby agrees to indemnify each Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by such Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date such Agent or such Lender makes demand therefor pursuant to Section 3.6.
          (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement, (i) deliver to each Borrower and to the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each Borrower and to the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each Borrower and to the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by any Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises each Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.
          (v) For any period during which a Non-U.S. Lender has failed to provide any Borrower with an appropriate form pursuant to clause (iv) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv) above, such Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.
          (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to each Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.
          (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this
Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.
     3.6 Lender Statements, Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Loans to reduce any liability of any Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to such Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on such Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Loan shall be calculated as though each Lender funded its Loan through the purchase of a deposit of the type currency and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by such Borrower of such written statement. The obligations of any Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                ARTICLE 4

                          CONDITIONS PRECEDENT
     4.1 Initial Advance.

The Lenders shall not be required to make the initial Advance hereunder unless each Borrower has furnished to the Administrative Agent (together with the Eurocurrency Agent or the Canada Agent with respect to item (ii) and (ix)), with sufficient copies or other sufficient evidence for the Lenders the following, each dated as of the initial Borrowing Date or such earlier date as shall be acceptable to the Administrative Agent, the Eurocurrency Agent or the Canada Agent, as the case may be:
          (i)   Delivery of duly executed Documents.
          (ii)  Delivery of duly executed Borrowing Notice.
          (iii) Copies of the constitutive documents of each Borrower, together with all amendments, and certificates of good standing (where available for issuance by relevant governmental bodies) from each jurisdiction in which each Borrower is organized, all certified by the appropriate governmental officers in their respective jurisdiction or, if not available, an Authorized Officer of each Borrower.
          (iv) Copies, certified by the Secretary or Assistant Secretary of each Borrower, of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Documents to which such Borrower is a party.
          (v) An incumbency certificate, executed by the Secretary or Assistant Secretary of each Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Borrower authorized to sign the Documents to which such Borrower is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower.
          (vi) A certificate, signed by the chief financial officer of each Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.
          (vii) A written opinion of each Borrower's counsel, addressed to the Lenders in substantially the form of Exhibit G.
          (viii) Any Notes requested by a Lender pursuant to
Section 2.13 payable to the order of each such requesting
Lender.
          (ix) Written money transfer instructions, in
substantially the form of Exhibit   H, addressed to the relevant
Funding Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the relevant Funding Agent may have reasonably requested.
          (x) Satisfactory evidence of termination of the existing Amended and Restated Credit Agreement entered into as of March 1, 1998 among Burtek Systems Inc., as Borrower, First Chicago NBD Bank, Canada, as Lender, and Richardson Electronics, Ltd., as Guarantor, in accordance with its terms.
          (xi) Evidence that the U.S. Loan Agreement has been executed and delivered and all condition precedent to the effectiveness thereof have been satisfied.
          (xii) Delivery of duly executed Guaranty issued to the Administrative Agent for the benefit of the Lenders.
          (xiii) A written opinion of the Guarantor's counsel (which shall also furnish certain opinions in respect of the Borrowers) addressed to the Lenders in substantially the form of
Exhibit I
          (xiv) Evidence of payment of the facility fees as provided in Section 2.4.1 hereof.
          (xv) Evidence of payment of Arranger fees as provided in the fee letter dated April 28, 2000.
          (xvi) Such other documents as any Agent, any Lender, or its counsel may have reasonably requested.
          (xvii) There exists no Default or Unmatured Default. (xviii) The representations and warranties contained in Article 5 are true and correct for each Borrower as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

     4.2 Each Advance. The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of proceeds thereof, does not increase the aggregate amount of outstanding Advances) unless on the applicable Borrowing Date:
          (i) There exists no Default or Unmatured default.
          (ii) The representations and warranties contained in
Article 5 are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.

Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower delivering such Borrowing Notice that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit J as a condition to making an Advance.

                                  ARTICLE 5

                       REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Agents and the Lenders that:

     5.1 Corporate Existence and Standing. Each Borrower and its Subsidiaries is duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and is duly qualified and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted where the failure to maintain such qualification would singly or in the aggregate cause a Material Adverse Effect.
     5.2 Authorization and Validity. Each Borrower has the power and authority and legal right to execute and deliver the Documents and to perform its obligations thereunder. The execution and delivery by such Borrower of the Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Documents to which such Borrower is a party constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws or general principles of equity relating to remedies affecting or relating to the enforcement of creditors' rights generally.
     5.3 No Conflict, Government Consent. Neither the execution and delivery by any Borrower of the Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Borrower or any Borrower's Subsidiaries or
(ii) any Borrower's or any Borrower's Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which any Borrower or any Borrower's Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of any Borrower or any Borrower's Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by any Borrower or any Borrower's Subsidiaries, is required to be obtained by such Borrower or such Borrower's Subsidiaries in connection with the execution and delivery of the Documents, the borrowings under this Agreement, the payment and performance by such Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Documents.
     5.4 Financial Statements. The February 29, 2000 consolidated and consolidating financial statements of the Guarantor, each of the Borrowers and its Subsidiaries delivered to the Lenders in accordance with the U.S. Loan Agreement were prepared in accordance with Agreement Accounting Principles in effect on the date such statements were prepared and fairly present the consolidated and consolidating condition and operations of the Guarantor, each of the Borrowers and its Subsidiaries at such date and the consolidated and consolidating results of their operations for the period then ended.
     5.5 Material Adverse Change.  Except as set forth on
Schedule 5.5 hereto, since February 29, 2000 there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Guarantor or any Borrower which could reasonably be expected to have a Material Adverse Effect in respect of the Guarantor or any Borrower.
     5.6 Taxes. Except as set forth on Schedule 5.6 hereto, each Borrower and each Borrower's Subsidiaries have filed all applicable tax returns which are required to be filed and have paid all Taxes due pursuant to said returns or pursuant to any assessment received by such Borrower or any of such Borrower's Subsidiaries, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists, except for failures to file or pay which could not be reasonably expected to have a Material Adverse Effect. No tax liens have been filed and no claims are being asserted with respect to any such Taxes. The charges, accruals and reserves on the books of each Borrower and each Borrower's Subsidiaries in respect of any taxes or other governmental charges are adequate.
     5.7 Litigation and Contingent Obligations. Except as set forth on Schedule 5.7 hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best knowledge of any of their officers, threatened against or affecting any Borrower or any Borrower's Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect no Borrower has material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4 hereof.
     5.8 Subsidiaries. Schedule 5.8 contains an accurate list of all Subsidiaries of the Guarantor as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Guarantor or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.
     5.9 Accuracy of Information. No information, exhibit or report furnished by any Borrower or any Borrower's Subsidiaries to any Agent or to any Lender in connection with the negotiation of, or compliance with, the Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.
     5.10 Regulation U.  Margin stock (as defined in Regulation
U) constitutes less than 25% of the value of those assets of each Borrower and each such Borrower's Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.
     5.11 Material Agreements. No Borrower nor any Borrower's Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. No Borrower nor any Borrower's Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.
     5.12 Compliance With Laws. Each Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.
     5.13 Ownership of Property.  Except as set forth on
Schedule 5.13 hereto, each Borrower and its Subsidiaries will have good title, free of all Liens (other than those permitted under Section 6.14 hereof), to all of the Property and assets reflected in the Guarantor's most recent consolidated financial statements provided to the Administrative Agent as owned by it.
     5.14 Environmental Matters.  Except as set forth on
Schedule 5.14 hereto, in the ordinary course of its business, the officers of each Borrower consider the effect of Environmental Laws on the business of each such Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to each such Borrower due to Environmental Laws. On the basis of this consideration, each Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. No Borrower nor any of their Subsidiaries has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.
     5.15 Investment Company Act. No Borrower nor any of their Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.
     5.16 Public Utility Holding Company Act. No Borrower nor any of their Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.
     5.17 Subordinated Indebtedness. The Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Debt.
     5.18 Solvency.
          (i) Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Loan, if any, made on the date hereof and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Guarantor and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Guarantor and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Guarantor and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Guarantor and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Guarantor and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Guarantor and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.
          (ii) The Guarantor does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

                                 ARTICLE 6

                                 COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:
     6.1 Reporting. Each Borrower will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to the Lenders:
          (i) As soon as possible and in any event within 10 days after receipt by any Borrower, a copy of (a) any notice or claim to the effect that such Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by such Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by such Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.
          (ii) Such other information (including non-financial information) as any Agent or any Lender may from time to time reasonably request.
     6.2 Use of Proceeds. Each Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances for general corporate purposes and to provide funds to refinance existing Indebtedness. No Borrower will, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation
U).
     6.3 Notice of Default. Each Borrower will, and will cause each of its Subsidiaries to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.
     6.4 Conduct of Business. Each Borrower will, and will cause each of its Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted unless failure to maintain such authority could not reasonably be expected to have a Material Adverse Effect.
     6.5 Taxes. Each Borrower will, and will cause each of its Subsidiaries to, timely file complete and correct applicable tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles, and except to the extent that nonpayment could not reasonably be expected to have a Material Adverse Effect.
     6.6 Insurance. Each Borrower will and will cause each of its Subsidiaries to maintain with financially sound and reputable insurance companies insurance on all its Property in such amounts and covering such risks as is consistent with sound business practice, and each Borrower will furnish to any Lender upon request full information as to the insurance carried.
     6.7 Compliance with Laws. Each Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, except to the extent that noncompliance could not reasonably be expected to have a Material Adverse Effect.
     6.8 Maintenance of Properties. Each Borrower will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times except to the extent that failure to make such repair could not be reasonably be expected to have a Material Adverse Effect.
     6.9 Inspection. Each Borrower will, and will cause each of its Subsidiaries to, permit any Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of such Borrower and such Subsidiary, to examine and make copies of the books of accounts and other financial records of such Borrower and such Subsidiary, and to discuss the affairs, finances and accounts of such Borrower and such Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as any Agent or any Lender may designate.
     6.10 Indebtedness. No Borrower will, nor will permit, cause or suffer to exist the Guarantor or any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness, except:
          (i)    The Loans hereunder.
          (ii)   The loans and facilities under the U.S. Loan
Agreement
          (iii)  The Pacific Rim Loans
          (iv) Indebtedness which (a) exists on the date hereof, (b) is described in Schedule 6.10 to the U.S Loan Agreement, and (c) has been previously approved by the Administrative Agent.
          (v) Subordinated Debt with terms and conditions which in the sole opinion of the Required Lenders are no more restrictive (with respect to Senior Funded Debt) than Subordinated Debt in existence on the date hereof.
          (vi) Indebtedness incurred to refinance existing Indebtedness permitted pursuant to Sections 6.10(iv) and (v); provided however, that the maturity date of such new Indebtedness is no earlier than the maturity date of the Indebtedness being refinanced and the terms of such new Indebtedness (including, but not limited to, the amount, the term, the amount of the annual loan payment or provision for collateral or additional collateral) are no more disadvantageous to the Lenders, the Borrower and its Subsidiaries than the terms of the Indebtedness being refinanced.
          (vii) Contingent Obligations (when measured together with the Guarantor and its Subsidiaries) not exceeding the Dollar Amount of $500,000.
          (viii) Intercompany Indebtedness permitted under
Section 6.13.
          (ix)   Rate Hedging Obligations.
     6.11 Merger. No Borrower will, nor will it permit any of its Subsidiaries to, merge or consolidate with or into any other Person, except that (i) a Subsidiary may amalgamate, merge or consolidate with or into any Borrower or a Wholly-Owned Subsidiary and (ii) any Borrower or any Subsidiary may merge, amalgamate or consolidate with any other Person pursuant to a Permitted Acquisition, provided that (a) such Borrower or such Subsidiary shall be the surviving entity and (b) after giving effect thereto, no Default or Unmatured Default shall exist.
     6.12 Sale of Assets. No Borrower will suffer the Guarantor, together with the Guarantor's Subsidiaries to, lease, sell or otherwise dispose of its Property to any other Person, except:
          (i) Sales of inventory in the ordinary course of business.
          (ii) Leases, sales or other dispositions of Property that, together with all other Property of the Guarantor and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the term of this Agreement, do not constitute a Substantial Portion of the Property of the Guarantor and its Subsidiaries.
     6.13 Investments and Acquisitions. No Borrower will, nor will it permit any of its Subsidiaries to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, any of its Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:
          (i)   Cash Equivalent Investments.
          (ii) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in
Schedule 5.8.
          (iii) Investments (when measured together with the Guarantor and its Subsidiaries) not to exceed the Dollar Amount of $5 million in the aggregate at any one time outstanding in the common stock and investment grade bonds of publicly held corporations which stocks and bonds are traded on the New York, American or NASDAQ stock exchanges.
          (iv) Loans to employees of the Guarantor, any Borrower or any of the Guarantor or such Borrower's Subsidiaries which do not exceed, in the aggregate for all such employees at any one time outstanding the Dollar Amount of $750,000.
          (v) Loans and advances to and other Investments (when measured together with the Guarantor and its Subsidiaries) in any Borrower or any such Borrower's Subsidiaries in the ordinary course of business not exceeding at any time outstanding for each Subsidiary, an amount which is the greater of (i) fifteen percent (15%) greater than the amount of such loans, advances and other Investments in each such Subsidiary stated in the Guarantor's consolidated financial statement dated on or about the immediately preceding February 29 (the "February Statement"), or (ii) the Dollar Amount of $1 million plus the amount of such loans, advances and other Investments in each such Subsidiary stated in the February Statement; provided that in no event shall such loans, advances and other Investments exceed for all of the Guarantor's Subsidiaries in the aggregate at any time outstanding the Dollar Amount of $10 million plus the aggregate amount of such loans, advances and other Investments stated in the February Statement.
          (vi)  Permitted Acquisitions.
          (vii) Rate Hedging Agreements.
     6.14 Liens. No Borrower will, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of such Borrower or any of its Subsidiaries, except:
          (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.
          (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due and which are contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.
          (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.
          (iv) Liens arising from a judgment rendered or claim files, not in excess singly or in the aggregate, of the Dollar Amount of $250,000 in the aggregate for the Guarantor and its Subsidiaries taken as a whole which the Guarantor or such Subsidiary shall be contesting diligently in good faith by proper legal proceedings.
          (v) Liens which exist on the date hereof listed on
Schedule 5.13 incurred by the Guarantor and its Subsidiaries taken as a whole in the ordinary course of business securing Indebtedness less than the Dollar Amount of $100,000 in the aggregate.
          (vi) Any extension, renewal or substitution of or for any of the foregoing Liens described in this Section 6.14, provided in each case that (a) the Indebtedness or other obligation or liability secured by the applicable Lien shall not exceed the Indebtedness or other obligation or liability existing immediately prior to such extension, renewal or substitution and (b) the Lien securing such Indebtedness or other obligations or liability shall be limited to the Property which, immediately prior to such extension, renewal or substitution, secured such Indebtedness or other obligation or liability, and improvements on or additions to such Property.
          (vii) Liens resulting from inventory purchases arising in the normal course of business which Liens are solely upon such inventory purchased and not evidenced by any public filings and do not secure an amount exceeding the Dollar Amount of $10,000,000 in the aggregate for the Guarantor and each of its Subsidiaries taken as a whole at any one time outstanding.
     6.15 Prohibition of Negative Pledge. No Borrower will, nor will it permit any of its Subsidiaries to agree, covenant, warrant, represent, pledge or otherwise commit with or to any entity other than the Administrative Agent, to not incur, create, assume or permit to exist, any mortgage, pledge, lien charge or other encumbrance of any nature whatsoever on all or any of its assets now or hereafter owned, except for such pledge made directly in connection with the purchase of inventory in the ordinary course of business, with a value of such inventory (valued at the cost of such inventory) owned by the Guarantor, any Borrower or any Subsidiary taken as a whole not exceeding the Dollar Amount of $10,000,000 in the aggregate at any time.
     6.16 Affiliates. No Borrower will, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.
     6.17 Sale of Accounts. No Borrower will, nor will it permit any of its Subsidiaries to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse, except for accounts which are past due in an aggregate amount not exceeding the Dollar Amount of $3,000,000, which sum shall be measured in respect of the Guarantor, all Borrowers and their Subsidiaries and in each of the Guarantor's fiscal years (on a consolidated basis) placed with a collection agent for collection at a commission not exceeding 20% of the amount of such notes or account recovered.
     6.18 Fiscal year. No Borrower will, nor will it permit any of its Subsidiaries to, change its fiscal year.
     6.19 Limitation on the creation of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, no Borrower will, nor will it permit its Subsidiaries to, establish, create or acquire any Subsidiary; provided that any Borrower and any Wholly-Owned Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries so long as at least 30 days' prior written notice thereof (or such lesser notice as is acceptable to the Administrative Agent in its sole discretion) is given to the Administrative Agent.
     6.20 Subsidiary Dividend. No Subsidiary of any Borrower shall in any manner, either directly or indirectly incur or be bound by any restrictions on dividends from such Subsidiary to such Borrower, other than those restrictions required by applicable law.
                                ARTICLE 7

                                 DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

     7.1 Any representation or warranty made or deemed made by or on behalf of any Borrower or any of its Subsidiaries to the Lenders or any Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Document shall be materially false on the date as of which made (or deemed made).
     7.2 Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any facility fee or other obligations under any of the Documents within five (5) days after the same becomes due.
     7.3 The breach by any Borrower of any of the terms or provisions of Article 6.
     7.4 The breach by any Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within fifteen (15) days after written notice from the Administrative Agent.
     7.5 Failure of any Borrower or any of its Subsidiaries to pay when due (i) any Indebtedness to any Lender, or (ii) any other Indebtedness in excess of, singly or in the aggregate an outstanding principal amount in excess of the Dollar Amount of $2,500,000 (any such Indebtedness being herein defined as "Material Indebtedness"); or the default by the Guarantor or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of any Borrower, the Guarantor or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof, or any Borrower, the Guarantor or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.
     7.6 Any Borrower, the Guarantor or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws or the laws of any other jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws or the laws of any other jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.
     7.7 Without the application, approval or consent of any Borrower, the Guarantor or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for any such Borrower, the Guarantor or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against any Borrower, the Guarantor or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.
     7.8 Any court, government or governmental agency shall condemn, seize or other-wise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of the Guarantor, any Borrower and any of the Guarantor's Subsidiaries which, when taken together with all other Property of the Guarantor and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnetion occurs, constitutes a Substantial Portion.
     7.9 Any Borrower, the Guarantor or any of its Subsidiaries shall fail within 60 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of, singly or in the aggregate, $500,000 (or the applicable Equivalent Amount in the relevant Agreed Currency) which is not stayed on appeal or otherwise being appropriately contested in good faith.
     7.10 Any Borrower, the Guarantor or any of its Subsidiaries
shall (i) be the   subject of any proceeding or investigation
pertaining to the release by any such Borrower, the Guarantor, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.
     7.11 Any Change in Control shall occur, except such Change in Control consented to by the Administrative Agent and all Lenders.
     7.12 Nonpayment by any Borrower, the Guarantor or any of its Subsidiaries, of any Rate Hedging Obligation when due or the default or breach by such Borrower, the Guarantor or any such Subsidiary, of any term, provision or condition contained in any Rate Hedging Agreement which default or breach continues (without being waived) beyond any period of grace therein provided.
     7.13 The occurrence of any "default", as defined in any Document (other than this Agreement) or the breach of any of the terms or provisions of any Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided and has not been waived.
     7.14 The occurrence of any "Default", as such term is defined in the U.S. Loan Agreement or the breach of any of the terms or provisions of the U.S. Loan Agreement, or any default under any of the documents evidencing the Pacific Rim Loans, which default or breach continues beyond any period of grace therein provided and has not been waived.
     7.15 Default (as such term is defined in the Guaranty) under the Guaranty shall have occurred and be continuing or the Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or the Guarantor shall fail to comply with any of the terms or provisions of the Guaranty to which it is a party, or the Guarantor shall deny that it has any further liability under the Guaranty to which it is a party, or shall give notice to such effect.

                                   ARTICLE 8

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     8.1 Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to any Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of any Agent or any Lender. If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, on a joint and several basis by each Borrower, without presentment, demand, protest or notice of any kind, all of which each Borrower hereby expressly waives.
     8.2 If, within 15 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to any Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to each Borrower, rescind and annul such acceleration and/or termination.
     8.3 Amendments. Subject to the provisions of this Article 8, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and all of the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Documents or changing in any manner the rights of the Lenders or all of the Borrowers hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:
          (i) Extend the maturity of any Loan or forgive all or any portion of the principal amount of any Loan or any interest or fees, or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees hereunder.
          (ii) Reduce the percentage specified in the definition of Required Lenders or change any provision concerning the number or amount of Lenders required to take any action or refrain from taking any action hereunder.
          (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Aggregate Commitment or of the Commitment of any Lender hereunder, or permit any Borrower to assign its rights under this Agreement.
          (iv) Amend this Section 8.3.
          (v) Release the Guarantor of any Advance.
No amendment of any provision of this Agreement relating to the Agents shall be effective without the written consent of the relevant Agent. Such Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.
     8.4 Preservation of Rights. No delay or omission of the Lenders or any Agent to exercise any right under the Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of any Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Documents or by law afforded shall be cumulative and all shall be available to the Agents and the Lenders until the Obligations have been paid in full.

                                  ARTICLE 9

                             GENERAL PROVISIONS
     9.1 Survival of Representations. All representations and warranties of each Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.
     9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to any Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.
     9.3 Taxes. Any Taxes (excluding income taxes on the overall net income of any Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Documents shall be paid by the relevant Borrower, together with interest and penalties, if any.
     9.4 Headings. Section headings in the Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Documents.
     9.5 Entire Agreement. The Documents embody the entire agreement and understanding among the Borrowers, the Agents and the Lenders and supersede all prior agreements and understandings among such Borrower, the Agents and the Lenders relating to the subject matter thereof.
     9.6 Several Obligations, benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which an Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.7, 9.11 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.
     9.7 Expenses; Indemnification. (i) Each Borrower shall reimburse each Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for each Agent, which attorneys may be employees of any Agent) paid or incurred by any Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Documents. The Borrower also agrees to reimburse each Agent, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for each Agent, the Arranger and the Lenders, which attorneys may be employees of any Agent, the Arranger or the Lenders) paid or incurred by any Agent, the Arranger or any Lender in connection with the collection and enforcement of the Documents.
          (ii) The Borrower hereby further agrees to indemnify each Agent, the Arranger and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not such Agent, the Arranger or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this
Section 9.7 shall survive the termination of this Agreement.
     9.8 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the relevant Agent with sufficient counterparts so that such Agent may furnish one to each of the Lenders.
     9.9 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Guarantor and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Guarantor's audited financial statements.
     9.10 Severability of Provisions. Any provision in any Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Documents are declared to be severable.
     9.11 Nonliability of Lenders. The relationship between each Borrower on the one hand and the Lenders and the Agents on the other hand shall be solely that of borrower and lender. Neither the Agents, the Arranger nor any Lender shall have any fiduciary responsibilities to any Borrower. Neither the Agents, the Arranger nor any Lender undertakes any responsibility to any Borrower to review or inform such Borrower of any matter in connection with any phase of such Borrower's business or operations. Each Borrower agrees that neither the Agents, the Arranger nor any Lender shall have liability to such Borrower (whether sounding in tort, contract or otherwise) for losses suffered by such Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.
     9.12 Confidentiality. Each Lender agrees to hold any confidential information which it may receive from any Borrower pursuant to this Agreement in confidence, except for disclosure
(i) to its Affiliates, any Agent and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee,
(iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process,
(v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 12.4.
     9.13 Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

                                  ARTICLE 10

                                  THE AGENTS
     10.1 Appointment Nature of Relationship. ANB is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Administrative Agent") hereunder and under each other Documents, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Documents. Bank One, N.A., London Branch and Bank One Canada hereby respectively appointed by each of the Lenders as their contractual representative (each a "Funding Agent", and collectively, the "Funding Agents") hereunder and under each other Documents, and each of the Lenders irrevocably authorizes the Funding Agents to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Documents (the Administrative Agent and the Funding Agents are collectively referred to herein as the "Agents"). The Agents agree to act as such contractual representative upon the express conditions contained in this
Article 10. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that none of the Agents shall have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Documents and that the Agents are merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Documents. In their capacity as the Lenders' contractual representative, the Agents (i) do not hereby assume any fiduciary duties to any of the Lenders, (ii) are "representatives" of the Lenders within the meaning of
Section 9-105 of the Uniform Commercial Code and (iii) are acting as an independent contractors, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Documents. Each of the Lenders hereby agrees to assert no claim against any Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.
     10.2 Powers. The Agents shall have and may exercise such powers under the Documents as are specifically delegated to the Agents by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agents shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Documents to be taken by the Agents.
     10.3 General Immunity. The Agents and their directors, officers, agents or employees shall in no event be liable to any Borrower, the Lenders or any Lender for any action taken or omitted to be taken by them hereunder or under any other Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.
     10.4 No Responsibility for Loans, Recitals, etc. The Agents and their directors, officers, agents or employees shall not be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Document or any borrowing hereunder;
(b) the performance or observance of any of the covenants or agreements of any obligor under any Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article 4, except receipt of items required to be delivered solely to the Agents; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of any Borrower or the Guarantor or of any such Borrower's or such Guarantor's respective Subsidiaries. The Agents shall have no duty to disclose to the Lenders information that is not required to be furnished by a Borrower to an Agent at such time, but is voluntarily furnished by such Borrower to an Agent (either in its capacity as Agent or in its individual capacity).
      10.5 Action on Instructions of Lenders. The Agents shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Document in accordance with written instructions signed by the Required Lenders (or the unanimous action of the Lenders if required by Section 8.3 hereof), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agents shall be under no duty to take any discretionary action permitted to be taken by them pursuant to the provisions of this Agreement or any other Document unless it shall be requested in writing to do so by the Required Lenders. The Agents shall be fully justified in failing or refusing to take any action hereunder and under any other Document unless they shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.
     10.6 Employment of Agents and Counsel. The Agents may execute any of their duties as Agents hereunder and under any other Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agents shall be entitled to advice of counsel concerning the contractual arrangement between the Agents and the Lenders and all matters pertaining to the Agents' duties hereunder and under any other Document.
     10.7 Reliance on Documents; Counsel. The Agents shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by them to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the relevant Agent, which counsel may be employees of the relevant Agent.
     10.8 Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify each Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by any Borrower for which such Agent is entitled to reimbursement by such Borrower under the Documents,
(ii) for any other expenses incurred by such Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Documents (including, without limitation, for any expenses incurred by such Agent in connection with any dispute between such Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of the Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against such Agent in connection with any dispute between such Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.
     10.9 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or any Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.
     10.10 Rights as a Lender. In the event any Agent is a Lender, such Agent shall have the same rights and powers hereunder and under any other Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not an Agent, and the term "Lender" or "Lenders" shall, at any time when such Agent is a Lender, unless the context otherwise indicates, include such Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Document, with any Borrower or any of such Borrower's Subsidiaries in which such Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.
     10.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent, the Arranger or any other Lender and based on the financial statements prepared by the Guarantor and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Documents. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Documents.
     10.12 Successor Agent. Any Agent may resign at any time by giving written notice thereof to the Lenders and each Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Any Agent may be removed at any time with or without cause by written notice received by such Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, with the consent of the Borrowers, which consent shall not be unreasonably withheld or delayed, on behalf of the Borrowers and the Lenders, a successor Agent; provided, however, that if a Default or Unmatured Default shall have occurred and be continuing at the time of such resignation or removal, the consent of the Borrowers shall not be so required. If no successor Agent shall have been so appointed by the Required Lenders and accepted such appointment and, to the extent required pursuant to the immediately preceding sentence, consented to by the Borrowers, within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Agent. Notwithstanding the previous sentence, any Agent may at any time without the consent of any Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If an Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of such Agent hereunder and each Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least the Dollar Amount of $ 100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of such Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article 10 shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as an Agent hereunder and under the other Documents. In the event that there is a successor to the Canada Agent by merger or the Canada Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" and "BA Rate" as used in this Agreement shall be derived by reference to the reference rate of the new Canada Agent.
     10.13 Delegation to Affiliates. Each Borrower and the Lenders agree that any Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which such Agent is entitled under Articles 9 and 10.

                                ARTICLE 11

                        SETOFF; RATABLE PAYMENTS
     11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of such Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.
     11.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans under the applicable Facility (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender under such Facility, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders under such Facility so that after such purchase each such Lender will hold its ratable proportion of Loans under such Facility. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders under the applicable Facility share in the benefits of such collateral ratably in proportion to their Loans under such Facility. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. Nothing contained in this Section
11.2 shall modify the effect of Section 2.22 hereof.

                                 ARTICLE 12

                BENEFIT OF AGREEMENT; ASSIGNMENTS;
PARTICIPATIONS
     12.1 Successors and Assigns. The terms and provisions of the Documents shall be binding upon and inure to the benefit of all of the Borrowers and the Lenders and their respective successors and assigns, except that (i) neither the Guarantor nor any Borrower shall have the right to assign its rights or obligations under the Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of any Borrower or the Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan. Each Borrower agrees that each Participant that is also a Lender shall be entitled to the benefit of Article 3 hereof to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3 hereof.
     12.2 Participation.
          12.2.1 Permitted Participants, Effect. Any Lender may, subject to the provisions of this Section 12.2.1, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Documents.
          12.2.2 Voting Rights. Except for participations sold to another Lender, each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Documents other than any amendment, modification or waiver with respect to any Loan Facility or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan Facility or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan Facility or Commitment, releases any guarantor of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.
          12.2.3  Benefit of Setoff.  Each Borrower agrees that
each Participant shall be   deemed to have the right of setoff
provided in Section 11.1 in respect of its participating interest in amounts owing under the Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Documents, provided that each Lender shall retain the right of setoff provided in Section
11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with
Section 11.2 as if each Participant were a Lender.
     12.3 Assignments.
          12.3.1 Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Documents. Such assignment shall be substantially in the form of Exhibit F or in such other form as may be agreed to by the parties thereto. The consent of every Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if an Unmatured Default or a Default has occurred and is continuing, the consent of the Borrowers shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless the Borrowers and the Agent otherwise consent) be in an amount not less than the lesser of
(i) the Dollar Amount of $5,000,000 and (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).
          12.3.2. Effect, Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached to Schedule 3 to Exhibit F hereto (a "Notice of Assignment"), together with any consents required by Section 12.3.(i), and (ii) payment of a $4,000 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Documents, to the same extent as if it were all original party hereto, and no further consent or action by any Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Administrative Agent and the Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.
     12.4 Dissemination of Information. Each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of such Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.12 of this Agreement.
     12.5 Tax Treatment. If any interest in any Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE 13

                                    NOTICES

     13.1 Notices.  Except as otherwise permitted by Section
2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of any Borrower, any Lender or any Agent, at its address or facsimile number set forth on the signature pages hereof, or (y) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the relevant Agent and each Borrower in accordance with the provisions of this Section 13.1.

The Guarantor shall receive copies of all notices made to any Borrower hereunder at the address and in the manner set forth in
the Guaranty.   Each such notice, request or other communication
shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of telex or facsimile transmission, received) at the address specified in this Section; provided that notices to the Agent under Article 2 shall not be effective until received.

     13.2 Change of Address.  Any Borrower, any Agent, the
Guarantor and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                 ARTICLE 14

                                COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by each Borrower, the Agents and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.

                                 ARTICLE 15

                        CHOICE OF LAW, CONSENT TO
                  JURISDICTION; WAIVER OF JURY TRIAL

     15.1 CHOICE OF LAW. THE DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
     15.2 CONSENT TO JURISDICTION. EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY DOCUMENTS AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY BORROWER AGAINST ANY AGENTS OR ANY LENDER OR ANY AFFILIATE OF SUCH AGENT OR SUCH LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.
     15.3 WAIVER OF JURY TRIAL. EACH BORROWER, THE AGENTS AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agents have executed this Agreement as of the date first above written.
BORROWERS:

                BURTEK SYSTEMS, INC.
                BY: \s\ William Garry
                TITLE: Treasurer
                c/o Richardson Electronics, Ltd.
                40 W. 267 Keslinger Road
                P.O. Box 393
                LaFox, Illinois 60147-0393
                Attention:  William Garry
                Tel:  630-208-2200
                Fax:  630-208-2950


                RICHARDSON ELECTRONICS CANADA, LTD.


                BY: \s\ William Garry
                TITLE: Treasurer
                c/o Richardson Electronics, Ltd.
                40 W. 267 Keslinger Road
                P.O. Box 393
                LaFox, Illinois 60147-0393
                Attention:  William Garry
                Tel:  630-208-2200
                Fax:  630-208-2950


                RICHARDSON ELECTRONICS (EUROPE), LTD.


                BY: \s\ William Garry
                TITLE: Director
                c/o Richardson Electronics, Ltd.
                40 W. 267 Keslinger Road
                P.O. Box 393
                LaFox, Illinois 60147-0393
                Attention:  William Garry
                Tel:  630-208-2200
                Fax:  630-208-2950

                RESA, SNC


                BY: \s\ William Garry
                TITLE: Co Gerant
                c/o Richardson Electronics, Ltd.
                40 W. 267 Keslinger Road
                P.O. Box 393
                LaFox, Illinois 60147-0393
                Attention:  William Garry
                Tel: 630-208-2200
                Fax: 630-208-2950


                RICHARDSON ELECTRONIQUE SNC


                BY: \s\ William Garry
                TITLE: Co Gerant
                c/o Richardson Electronics, Ltd.
                40 W. 267 Keslinger Road
                P.O. Box 393
                LaFox, Illinois 60147-0393
                Attention:  William Garry
                Tel:  630-208-2200
                Fax:  630-208-2950


                RICHARDSON ELECTRONICS IBERICA, S.A.


                BY: \s\ William Garry
                TITLE: Managing Director, Presidente
                c/o Richardson Electronics, Ltd.
                40 W. 267 Keslinger Road
                P.O. Box 393
                LaFox, Illinois 60147-0393
                Attention:  William Garry
                Tel:  630-208-2200
                Fax:  630-208-2950



                RICHARDSON ELECTRONICS GMBH


                BY: \s\ William Garry
                TITLE: Gesellschaftsfuhrer
                c/o Richardson Electronics, Ltd.
                40 W. 267 Keslinger Road
                P.O. Box 393
                LaFox, Illinois 60147-0393
                Attention:  William Garry
                Tel:  630-208-2200
                Fax:  630-208-2950


                RICHARDSON ELECTRONICS BENELUX B.V.


                BY: \s\ William Garry
                TITLE: Managing and Supervising Director
                c/o Richardson Electronics, Ltd.
                40 W. 267 Keslinger Road
                P.O. Box 393
                LaFox, Illinois 60147-0393
                Attention:  William Garry
                Tel:  630-208-2200
                Fax:  630-208-2950


                    ADMINISTRATIVE AGENT

              AMERICAN NATIONAL BANK AND TRUST
                     COMPANY OF CHICAGO


                BY: \s\ Gregory H. Teegen
                TITLE:  Vice President
                120 S. LaSalle Street
                Suite 1201
                Chicago, Illinois 60603
                Attention:  Gregory H. Teegen
                Tel: 312-661-5687
                Fax: 312-661-5034



FUNDING AGENTS:

                BANK ONE, N.A., London Branch


                BY: \s\ Dot O'Flaherty
                TITLE: Vice President
                One Triton Square
                London
                NW1 3FN
                Attention:  Dot O'Flaherty
                Tel: 011-44-20-7903-4150
                Fax: 011-44-20-7903-4148


                BANK ONE CANADA


                BY: \s\ Colleen Delaney
                TITLE: Vice President
                BCE Place
                P.O. Box 613
                161 Bay Street
                Ste. 4240
                Toronto, Ontario
                M5J 2S1
                Attention:  Colleen Delaney
                Tel:(416) 365-5259
                Fax:(416) 363-7574


LENDERS:

Commitments

GBP 914,290     HARRIS TRUST AND SAVINGS BANK
                BY: \s\ Raymond Whitacre
                TITLE: Managing Director
                111 W. Monroe Street
                10 West
                Chicago, Illinois 60603
                Attention:  Raymond Whitacre
                Tel:(312) 461-3436
                Fax:(312) 293-5068


Commitments

CAD 8,457,140   BANK OF MONTREAL
                BY: \s\ Peter Harris
                TITLE: Portfolio Manager
                Vancouver Main Office
                595 Burrard Street
                Vancouver, B.C.
                V7X 1L7
                Attention:  Peter Harris
                Tel:(604) 665-7519
                Fax:(604) 665-7460

Commitments

CAD 6,342,860   NATIONAL CITY CANADA, INC.
                BY: \s\ Caroline Stade
                TITLE: Vice President and General Manager
                130 King Street West, Suite 1800
                P.O. Box 427
                Toronto, Ontario M5X 1E3
                Attention:  Caroline Stade
                Tel:  416-945-6642
                Fax:  416-945-6629


Commitments

GBP 685,710     NATIONAL CITY BANK
                BY: \s\ Michael A. Brothers
                TITLE: Vice President
                One North Franklin Street
                Suite 3600
                Chicago, Illinois 60606
                Attention:  Michael A. Brothers
                Tel:  312-384-4614
                Fax:  312-384-4618


Commitments

GBP 685,710     LASALLE BANK NATIONAL ASSOCIATION
                BY: \s\ Sam Dendrinos
                TITLE: Assistant Vice President
                231 S. LaSalle Street
                Suite 1127
                Chicago, Illinois 60603
                Attention:  Sam Dendrinos
                Tel:  312-904-2609
                Fax:  312-904-5483


Commitments
                LASALLE BUSINESS CREDIT,
                a division of ABN AMRO Bank Canada
CAD             6,342,860

                BY: \s\ Keith Hughes
                TITLE: Vice President
                Suite 1500
                Maritime Life Tower
                79 Wellington Street West
                P.O. Box 114
                Toronto Dominion Center
                Toronto, Ontario M5K 1G8
                Attention:  Keith Hughes
                Tel: (416) 365-2948
                Fax:  (416) 367-7943

Commitments

EUR 11,400,000  BANK ONE, N.A., London Branch
GBP    914,290

                BY: \s\ Dot O'Flaherty
                TITLE: Vice President
                One Triton Square
                London
                NW1 3FN
                Attention:  Dot O'Flaherty
                Tel: 011-44-20-7903-4150
                Fax: 011-44-20-7903-4148

Commitments

CAD   8,457,140 BANK ONE CANADA


                BY: \s\ Colleen Delaney
                TITLE: Vice President
                BCE Place
                P.O. Box 613
                161 Bay Street
                Ste. 4240
                Toronto, Ontario
                M5J 2S1
                Attention: Colleen Delaney
                Tel:(416) 365-5259
                Fax:(416) 363-7574



As part of and not in addition to Euro Commitment of Bank One, N.A., London Branch pursuant to Section 2.17.1 of the Agreement
                FIRST CHICAGO, LTD.


                BY: \s\ Dot O'Flaherty
                TITLE: Authorized Signatory
                c/o Bank One, N.A., London Branch
                One Triton Square
                London
                NW1 3FN
                Attention:  Dot O'Flaherty
                Tel: 011-44-20-7903-4150
                Fax: 011-44-20-7903-4607



                      PRICING SCHEDULE
APPLICABLE     LEVEL I  LEVEL II  LEVEL III LEVEL IV
  MARGIN        STATUS   STATUS     STATUS   STATUS
------------   -------  --------  --------- --------
Eurocurrency
  Rate           1.00%     1.25%      1.50%    1.75%
BA Rate          1.00%     1.25%      1.50%    1.75%


For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this
Schedule:

"Financials" means the annual or quarterly financial statements of the Guarantor delivered pursuant to the Guaranty.

"Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Guarantor referred to in the most recent Financials, the Senior Funded Debt to Cash Flow Ratio is less than 1.00 to 1.00.

"Level II Status" exists at any date if, asof the last day of the fiscal quarter of the Guarantor referred to in the most recent Financials, (i) the Guarantor has not qualified for Level I Status and (ii) the Senior Funded Debt to Cash Flow Ratio is less than or equal to 1.50 to 1.00.

"Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Guarantor referred to in the most recent Financials, (i) the Guarantor has not qualified for Level I Status or Level II Status and (ii) the Senior Funded Debt to Cash Flow Ratio is less than 2.00 to 1.00.

"Level IV Status" exists at any date if the Guarantor has not qualified for Level I Status, Level II Status or Level III
Status.

"Status" means, at any date of determination, whichever of Level
I Status, Level 11 Status, Level III Status or Level IV Status exists at such time.

The Applicable Margin set forth above shall be subject to adjustment (upwards or downwards, as appropriate) based on the Guarantor's Status as at the end of each fiscal quarter in accordance with the table set forth above. The Guarantor's Status as at the last day of each fiscal quarter shall be determined from the then most recent annual or quarterly financial statements of the Guarantor delivered by the Guarantor pursuant to the Guaranty and the Compliance Certificate delivered by the Borrower pursuant to the Guaranty. The adjustment, if any, to the Applicable Margin shall be effective commencing five (5) days after the delivery to the Lenders of such financial statements and Compliance Certificate. In the event that the Guarantor shall at any time fail to furnish to the Lenders such financial statements and Compliance Certificate within the time limitations specified by the Guaranty, then the maximum Applicable Margin shall apply from the date of such failure until the fifth (5th) day after such financial statements and Compliance Certificate are so delivered. Notwithstanding anything to the contrary contained herein, the Guarantor's Status from the date of this Agreement to and including the later of (i) August 31, 2000 or (ii) five (5) days after the delivery to the Lenders of the May 31, 2000 financial statements of the Guarantor accompanied by a current Compliance Certificate, shall be deemed to be Level III Status.

                           EXHIBIT A
                              NOTE
                                                       [Date]
__________________, a __________________ (the "Borrower"),
promises to pay to the order of__________________ (the "Lender") the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article 2 of the Agreement (as hereinafter defined), in immediately available funds at the place specified pursuant to Article 2 of the Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.
The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.
This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Revolving Credit Agreement dated as of July 1, 2000 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrowers party thereto, the lenders party thereto, including the Lender, American National Bank and Trust Company of Chicago, as Administrative Agent, Bank One, N.A., London Branch as Eurocurrency Agent, and Bank One Canada, as Canada Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is guaranteed pursuant to the Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.
                         ______________________________________
By: ___________________________________
Print Name: ____________________________
Title: __________________________________



         SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                              TO
NOTE OF __________________,
DATED _____________


              Principal      Maturity   Principal
              Amount of     Interest      Amount      Unpaid
  Date          Loan        Period        Paid       Balance
--------      ---------     ---------   ---------     -------









                             EXHIBIT B
                        BORROWING NOTICE

DATE: [      ]

TO:  [Funding Agent]

      Fax:
      Attention:

Dear Sir:

The undersigned, [Name of the Borrower] (the "Borrower"), refers to that certain Revolving Credit Agreement dated as of July 1, 2000 (as it may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), by and among the Borrower, together with the other parties designated as the "Borrowers" therein, the lenders from time to time parties hereto (each, a "Lender" and collectively, the "Lenders"), Bank One , N.A. London Branch, as Euro Agent, Bank One Canada, as Canada Agent, and American National Bank and Trust Company of Chicago, as Administrative Agent. The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.6 of the Credit Agreement, that the Borrower hereby requests an Advance under the Credit Agreement, and in that connection sets forth below the information relating to such Advance (the "Proposed Advance") as required by Section 2.6 of the Credit
Agreement:

     (i) The Business Day of the Proposed Advance is __________,
____.

     (ii)     The Type of Advance is [Eurocurrency Rate
Advances] [BA Rate Advances] [Prime Advances].

     (iii) The aggregate amount of the Proposed Advance is [Applicable Currency] ______________.

     (iv)     [If the Type of Advances comprising the Proposed
Advance is Eurocurrency Rate Advances or BA Rate Advances:] The
Interest Period for each Advance made as part of the Proposed
Advance is _____ [month(s)] [days].

     (v) Proceeds of the Proposed Advance are to be wire transferred to the account(s) of the following person(s) at the financial institution(s) listed below:


                          Person to be Paid
--------------------------------------------------------
                                        Name and Address
Amount       Name      Account No.        of Transferee
------      -------    -----------      ----------------





The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Advance:
     (A) the representations and warranties contained in Article 5 of the Credit Agreement are correct, before and after giving effect to the Proposed Advance and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case they were correct as of such earlier date; and

     (B) no event has occurred and is continuing, or will result from such Proposed Advance or from the application of the proceeds therefrom, which constitutes a Default or an Unmatured
Default.

                                       Very truly yours,

                                       [NAME OF BORROWER]


                                        By:
                                        Name:
                                        Title:



                                EXHIBIT C

                         CONTINUATION NOTICE

DATE: [   ]

TO:  [Funding Agent]

Fax:
Attention:

Dear Sir:

We refer to Section 2.7.1 of the Revolving Credit Agreement, dated as of July 1, 2000, by and among the parties designated as the "Borrowers" therein, the lenders from time to time parties hereto, Bank One, N.A. London and Bank One Canada, as Funding Agents, and American National Bank and Trust Company of Chicago, as Administrative Agent (the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used herein have the meanings given to them in the Credit Agreement.

We hereby confirm our request that the present outstanding Advance be continued at maturity, effective the last day of the applicable Interest Period in accordance with Section 2.7.1 in the form of an Advance in the amount of [________] maturing [_______] for a new Interest Period terminating on [_______].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the effective date of the continuation:
(A) the representations and warranties contained in Article 5 of the Credit Agreement are correct, before and after giving effect to the continuation and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case they were correct as of such earlier date; and

(B) no event has occurred and is continuing, or will result from such continuation or from the application of the proceeds therefrom, which constitutes a Default or an Unmatured Default.
[BORROWER]


Name:
Title:
                                                            c/s

Name:
Title:


                              EXHIBIT D

                            ROLLOVER NOTICE

DATE:  [   ]

TO:

Fax:
Attention:


Dear Sir:

We refer to Section 2.7 of the Revolving Credit Agreement, dated as of July 1, 2000, by and among Burtek Systems, Inc., a Canadian corporation, Richardson Electronics Canada, Ltd., a Canadian corporation; Richardson Electronics (Europe) Ltd., an English limited liability company; RESA, SNC, a French partnership, Richardson Electronique France SNC, a French partnership, Richardson Electronics Iberica, S.A., a Spanish corporation, Richardson Electronics GmbH, a German limited liability company, Richardson Electronics Benelux B.V., a Dutch private limited liability company; the lenders from time to time parties hereto, American National Bank and Trust Company of Chicago, as Administrative Agent, Bank One, N.A., London Branch, as Eurocurrency Agent and Bank One Canada, as Canada Agent, (the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used herein have the meanings given to them in the Credit Agreement.

We hereby confirm our request that the present outstanding Advances by way of BA Rate Advance be rolled over at maturity, effective the last day of the applicable BA Interest Period in accordance with Section 2.7 in the form of a new BA Rate Advance the amount of CAD [________] maturing [_______] for a new BA Interest Period terminating on [_______].

As of the date hereof no Default has occurred and is continuing which has not been waived nor has any event occurred and is continuing which would, with the giving of notice or the passage of time or both, constitute a Default.


                                         [CANADA-BORROWER]


                                         Name:
                                         Title:
                                         c/s


                                         Name:
                                         Title:


                                EXHIBIT E

                           NOTICE OF CONVERSION

DATE: [  ]

TO: [   ]

Dear Sir:

We refer to Section 2.7 of the Revolving Credit Agreement, dated as of July 1, 2000, by and among Burtek Systems, Inc., a Canadian corporation, Richardson Electronics Canada, Ltd., a Canadian corporation; Richardson Electronics (Europe) Ltd., an English limited liability company; RESA, SNC, a French partnership, Richardson Electronique, a French partnership, Richardson Electronics Iberica, S.A., a Spanish corporation, Richardson Electronics GmbH, a German limited liability company, Richardson Electronics Benelux B.V., a Dutch private limited liability company; the lenders from time to time parties hereto, American National Bank and Trust Company of Chicago, as Administrative Agent, Bank One, N.A., London Branch, as Eurocurrency Agent and Bank One Canada as Canada Agent (the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used herein have the meanings given to them in the Credit Agreement.

We hereby give notice of our irrevocable request for a conversion of Advances pursuant to Section 2.7.

We have outstanding CAD _________ by way of [Prime Advance, BA Rate Advance] [in the case of a BA Rate Advance] expiring ____________.] Please convert CAD _________ outstanding by way of [Prime Advance, BA Rate Advance] into a _____________ [Prime Advance, BA Rate Advance] on the ______ day of ___________, _____, in the principal amount(s) of CAD__________.
As of the date hereof no Default has occurred and is continuing which has not been waived nor has any event occurred and is continuing which would, with the giving of notice or the passage of time or both, constitute a Default.

                                       [NAME OF CANADA-BORROWER]


                                       Name:
                                       Title:
                                                            c/s
                                       Name:
                                       Title:


                                EXHIBIT F
                           ASSIGNMENT AGREEMENT

This Assignment Agreement (this "Assignment Agreement") between ____________________________ (the "Assignor") and
__________________ (the "Assignee") is dated as of
__________________, _____.  The parties hereto agree as follows:
     1. PRELIMINARY STATEMENT. The Assignor is a party to a Revolving Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item I of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.
     2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Documents relating to the facilities listed in Item 3 of Schedule 1. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in
Item 4 of Schedule 1.
     3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or five (5) Business Days (or such shorter period agreed to by the Agent) after this Assignment Agreement, together with any consents required under the Credit Agreement, are delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.
     4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment of Loans hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Loans and fees received from the Agent which relate to the portion of the Commitment or Loans assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.
     5. RECORDATION FEE. The Assignor and Assignee each agree to pay one-half of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement unless otherwise specified in Item 6 of Schedule 1.
     6. REPRESENTATIONS OF THE ASSIGNOR, LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that
(i) it is the legal and beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor and (iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of any Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Documents, (iii) the financial condition or creditworthiness of any Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Documents, (v) inspecting any of the property, books or records of any Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Documents.

     7. REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement,
(ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Documents are required to be performed by it as a Lender, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1,
(vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Documents will not be "plan assets" under ERISA, (viii) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement, and (ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Documents without deduction or withholding of any United States federal income taxes.
     8. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.
     9. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.
     10. COUNTERPARTS, DELIVERY BY FACSIMILE. This Assignment Agreement may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.
IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by executing
Schedule 1 hereto as of the date first above written.


                             SCHEDULE 1
                     to Assignment Agreement

1.     Description and Date of Credit Agreement:
2.     Date of Assignment Agreement: _________, ____:
3.     Amounts (As of Date of Item 2 above):
     a. Assignee's percentage of each Facility purchased under the Assignment Agreement** ______%



     b. Amount of each Facility purchased under the Assignment
Agreement*** ____




4. Assignee's Commitment purchased hereunder:____
5. Proposed Effective Date:       _________________

Accepted and Agreed:
[NAME OF ASSIGNOR]               [NAME OF ASSIGNEE]
By:  _____________________________     By:
________________________
Title:____________________________Title:_______________________

         Attachment to SCHEDULE I to ASSIGNMENT AGREEMENT
             ADMINISTRATIVE INFORMATION SHEET

  Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee
                 (Sample form shown below)

                    ASSIGNOR INFORMATION
Contact:
Name:_______________________________ Telephone No.:_____________
Fax No.:  __________________________ Telex No.: ________________
                                     Answerback:________________
Payment Information:
Name & ABA # of Destination Bank:______________________________

                                 ______________________________

Account Name & Number for Wire Transfer:  _____________________

                                          _____________________
Other Instructions:
_______________________________________________________
________________________________________________________________
Address for Notices for Assignor:
________________________________________________________________
________________________________________________________________
ASSIGNEE INFORMATION
Credit Contact:
Name:  ___________________________      Telephone No.:
_____________
Fax No.:  _________________________ Telex No.: _________________
                                    Answerback:_________________
Key Operations Contacts:
Booking Installation: ______________ Booking Installation:______
Name: __________________________     Name: _____________________
Telephone No.: ___________________       Telephone No.:
____________
Fax No.: ________________________    Fax No.: __________________
Telex No.: _______________________     Telex No.:
_______________
Answerback: _____________________     Answerback:
_________________
Payment Information:

Name & ABA # of Destination Bank:_______________________________
     ________________________________________________
Account Name & Number for Wire Transfer:______________________ Other Instructions: ____________________________________________
________________________________________________________________
Address for Notices for Assignee:  _____________________________

________________________________________________

________________________________________________

AGENT INFORMATION
Assignee will be called promptly upon receipt of the signed
agreement.
Administrative Agent Information:
Initial Funding Contact:           Subsequent Operations
Contact:
Name:     _________________  Name:______________________________
Telephone No.: (312)_______  Telephone No.: (312) ________
Fax No.: (312)_____________  Fax No.:  (312)     ________
                             ANB Telex No.:
Eurocurrency Agent Information:
Initial Funding Contact:     Subsequent Operations Contact:
Name:___________________     Name:_____________________________
Telephone No.: (312)___      Telephone No.: (312)     ____
Fax No.:  (312)___           Fax No.:  (312)     ____
                             ANB Telex No.:
Canada Agent Information:
Initial Funding Contact:         Subsequent Operations Contact:
Name: _____________________  Name:_____________________________
Telephone No.: (312)_______  Telephone No.: (312)_____________
Fax No.:  (312)____________  Fax No.: (312) __________
                             ANB Telex No.:

Initial Funding Standards:
Eurocurrency Rate Advances (other than in GBP) and BA Rate
Advances -  Fund 2 Business Days after rates are set.

Advances denominated in GBP - Fund same Business Day rates are set.

Prime Advances - Fund 1 Business Day after rates are set.

Administrative Agent Wire Instructions:

Address for Notices to Administrative Agent:

Eurocurrency Agent Wire Instructions:

Address for Notices to Eurocurrency Agent:

Canada Agent Wire Instructions:

Address for Notices to Canada Agent:


                              EXHIBIT G
                     FORM OF BORROWER OPINION

The Agent and the Lenders who are parties to the Revolving Credit Agreement described below.

Gentlemen/Ladies:

We are counsel for [name of the Borrower] (the "Borrower"), and have represented the Borrower in connection with its execution and delivery of a Revolving Credit Agreement dated as of July 1, 2000 (the "Agreement") among the Borrower, the parties designated as the "Borrowers" therein, the Lenders named therein, American National Bank and Trust Company of Chicago, as Administrative Agent, Bank One, N.A., London Branch, as Eurocurrency Agent, and Bank One Canada as Canada Agent and providing for Advances in an aggregate principal amount not exceeding CAD 29,600,000; EUR11,400,000; and GBP 3,200,000, at
any one time outstanding. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Agreement.

We have examined the Borrower's [describe, if applicable, appropriate evidence of authority to enter into the transaction and constitutive documents, articles, statuts, etc.] (the "Constitutive Documents") of Borrower, the Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:
     1. Each of the Borrower and its Subsidiaries is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
     2. The execution and delivery by the Borrower of the Documents and the performance by the Borrower of its obligations thereunder have been duly authorized by such proper corporate proceedings (if any) on the part of the Borrower as may be required under the laws of Borrower's jurisdiction of organization and Borrower's Constitutive Documents and will not:
          (a)     require any consent of the Borrowers
shareholders or members (other than any such consent as has already been given and remains in full force and effect);
          (b) violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award known to us after due inquiry to be binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's Constitutive Documents, as the case may be, or (iii) the provisions of any indenture, instrument or agreement known to us after due inquiry to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder; or
          (c) result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any indenture, instrument or agreement known to us after due inquiry to be binding upon the Borrower or any of its Subsidiaries.
     3. The Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.
     4. To the best of our knowledge after due inquiry, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or threatened against the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.
     5. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Documents, the borrowings under the Agreement, the payment and performance by the Borrower of the Obligations, or the legality, validity, binding effect or enforceability of any of the Documents.
     6. (i) The governing law clause, subjecting the Documents to Illinois law, are valid under the law of the Borrower's country.
        (ii) Under the law of the Borrower's country, Illinois law will be applied to any agreement such as the Documents, which under the law of the Borrower's country have been validly subjected to Illinois law, except to the extent that any term of such agreements or any provision of Illinois law applicable to such Documents violates an important public policy of the Borrower's country.
        (iii) None of the terms of the Documents violates an important public policy of the Borrower' s country.
(iv) Assuming that the Documents are legal, valid, binding and enforceable under Illinois law, the Documents are enforceable against the Borrower in accordance with their respective terms under the laws, including the civil procedure rules, of the Borrower's country, except that the enforceability of the Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.
     7. A final and conclusive judgment (even though subject to appeal) for a definite sum awarded against the Borrower by an Illinois State or a United States Federal court sitting in Illinois will be enforced, without re-examination or re-litigation of the matters adjudicated, by the courts of the Borrower's country, provided that (i) the judgment was not obtained by fraud, (ii) enforcement of the judgment would not be contrary to the public policy of the Borrower's country, (iii) the judgment is not inconsistent with a judgment of a court in the Borrower's country in respect of the same matter, (iv) the judgment is not for multiple damages and (v) enforcement proceedings are instituted within _____ after the date of the judgment.
     8. There is no tax, levy, impost, deduction, charge or withholding imposed by the Borrower's country or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution or delivery of the Documents or any other document to be furnished thereunder or (ii) on any payment to be made by the Borrower pursuant to the Documents.
     9. To ensure the validity and enforceability or admissibility in evidence of the Documents in the courts of the Borrower' s country, it is not necessary that the Documents or any other document be filed or recorded with any governmental, administrative or other authority or court in the Borrower's country or that any stamp or similar tax be paid on or in respect of the Documents.
This opinion may be relied upon by the Agents, the Lenders and their participants, assignees and other transferees.
                                      Very truly yours,




                              EXHIBIT H

           LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION
To American National Bank and Trust Company of Chicago,
as Administrative Agent (the "Administrative Agent"), Bank One, N.A., London Branch (the "Eurocurrency Agent"), Bank One Canada (the "Canada Agent") under the Revolving Credit Agreement Described Below.
Re:     Revolving Credit Agreement, dated July 1, 2000 (as the
same may be amended or modified, the "Credit Agreement"), among Burtek Systems, Inc., Richardson Electronics Canada, Ltd., Richardson Electronics (Europe) Ltd., RESA, SNC, Richardson Electronique, Richardson Electronics Iberica, S.A., Richardson Electronics GmbH, Richardson Electronics Benelux B.V., (each, a "Borrower" and collectively the "Borrowers"), the Lenders named therein, the Administrative Agent, the Eurocurrency Agent and the Canada Agent. The Administrative Agent, the Eurocurrency Agent and the Canada Agent are collectively hereinafter referred to as the "Agents" and each individually an "Agent."
Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

The relevant Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the relevant Agent of a specific written revocation of such instructions by any Borrower, provided, however, that the relevant Agent may otherwise transfer funds as hereafter directed in writing by such Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.14 of the Credit Agreement.

Facility Identification Number(s) ______________________________
Customer/Account Name__________________________________________
Transfer Funds To  __________________________________________
     ___________________________________________________________
For Account No._________________________________________
Reference/Attention To ________________________________________
Authorized Officer (Customer Representative)     Date
_____________

(Please Print)                                   Signature
Bank Officer Name                              Date
(Please Print)                               Signature

                             EXHIBIT I
                   FORM OF GUARANTOR OPINION
The Agents and the Lenders who are parties to the Revolving Credit Agreement described below.

Gentlemen/Ladies:

We are counsel for Richardson Electronics, Ltd. (the "Guarantor"), and have represented the Guarantor in connection with its execution and delivery of a Guaranty dated as of July 1, 2000 (the "Guaranty") entered into pursuant to that certain Revolving Credit Agreement among the parties designated as the "Borrowers" therein (collectively, the "Borrowers" and each individually a "Borrower"), the Lenders named therein, Bank One, N.A. London and Bank One Canada, as Funding Agents, and American National Bank and Trust Company of Chicago, as Administrative Agent (the "Agreement"). We are also Illinois counsel to the Borrowers on this matter. Pursuant to the Agreement, the Lenders agreed to provide for Advances in an aggregate principal amount not exceeding CAD 29,600,000; EUR11,400,000; and GBP 3,200,000, at any one time outstanding. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Agreement.
We have examined the Guarantor's [describe constitutive documents of Guarantor and appropriate evidence of authority to enter into the transaction], the Guaranty, the Agreement and other Documents and such other matters of fact and law which we deem necessary in order to render this opinion. In connection with opinion 4, we understand you have received the opinions of each Borrower's counsel in connection with the existence and authority of each Borrower to execute, deliver and perform its obligations under the Agreement and for purposes of such opinion we have assumed such valid existence and authority. Based upon the foregoing, it is our opinion that:

     1. The Guarantor is a corporation duly and properly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     2. The execution and delivery by the Guarantor of the Guaranty and the performance by the Guarantor of its obligations thereunder have been duly authorized by such proper corporate proceedings on the part of the Guarantor and will not:

          (a) require any consent of the Guarantor's stockholders (other than any such consent as has already been given and remains in full force and effect);
          (b) violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award known to us after due inquiry to be binding on the Guarantor or (ii) the Guarantor's certificate of incorporation or by-laws, or (iii) the provisions of any indenture, instrument or agreement known to us after due inquiry to which the Guarantor is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder; or
          (c) result in, or require, the creation or imposition of any Lien in, of or on the Property of the Guarantor pursuant to the terms of any indenture, instrument or agreement known to us after due inquiry to be binding upon the Guarantor.
     3. The Guaranty has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

     4. The Agreement has been duly executed and delivered by each Borrower and constitutes the valid and binding obligation of each Borrower, in accordance with its terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

     5. To the best of our knowledge after due inquiry, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, threatened against the Guarantor which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     6. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Guarantor, is required to be obtained by the Guarantor in connection with the execution and delivery of the Guaranty, the borrowings under the Agreement, the payment and performance by the Guarantor of the Obligations, or the legality, validity, binding effect or enforceability of any of the Documents.

This opinion may be relied upon by the Agents, the Lenders and their participants, assignees and other transferees.
                                       Very truly yours,


                          EXHIBIT J
                   COMPLIANCE CERTIFICATE
To:     The Lenders parties to the
     Revolving Credit Agreement Described Below
This Compliance Certificate is furnished pursuant to that certain Revolving Credit Agreement dated as of July 1, 2000 (as amended, modified, renewed or extended from time to time, the "Agreement") among Burtek Systems, Inc., Richardson Electronics Canada, Ltd., Richardson Electronics (Europe) Ltd., RESA, SNC, Richardson Electronique, Richardson Electronics Iberica, S.A., Richardson Electronics GmbH, Richardson Electronics Benelux B.V., (each, a "Borrower, and collectively, the "Borrowers"), the lenders party thereto, American National Bank and Trust Company of Chicago, as Agent for the Lenders, the Eurocurrency Agent and the Canada Agent. The Administrative Agent, the Eurocurrency Agent and the Canada Agent are collectively hereinafter referred to as the "Agents" and each individually an "Agent." Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1. I am the duly elected _____________ of [name of Borrower];

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of [name of Borrower] and its Subsidiaries during the accounting period covered by the attached financial statements;
     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and
     4. Schedule I attached hereto sets forth the various reports and deliveries which are required at this time under the Agreement and the other Documents and the status of compliance. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the [name of Borrower] has taken, is taking, or proposes to take with respect to each such condition or event:
________________________________________________________________
________________________________________________________________
________________________________________________________________
________________________________________________________________
________________________________________________________
The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of _______, ___.

____________________________________

               SCHEDULE I TO COMPLIANCE CERTIFICATE
               Reports and Deliveries Currently Due


                           SCHEDULE 1
                         PAYMENT OFFICES



BANK ONE, N.A., London Branch
One Triton Square
London
NW1 3FN
Attention:  Dot O'Flaherty
Tel:       011-44-20-7903-4150
Fax:       011-44-20-7903-4148


BANK ONE CANADA
BCE Place
P.O. Box 613
161 Bay Street
Ste. 4240
Toronto, Ontario
M5J 2S1
Attention:  Colleen Delaney
Tel:     (416) 365-5259
Fax:     (416) 363-7574



                                SCHEDULE 2

LENDING INSTALLATIONS

Bank One, NA, Frankfurt Branch
Niederlassung Frankfurt am Main
Hochstr. 35-37
60313 Frankfurt
Germany

Contact 1:     Karl-Friedrich "Fritz" Rieger
Phone:          + 49-69-2998760
Fax:          + 49-69-283840

Contact 2:     Martina Heckroth
Phone:          + 49-69-29987646
Fax:          + 49-69-29987680







SCHEDULE 5.8
SUBSIDIARIES AND OTHER INVESTMENTS
(See Sections 5.7 and 6.14)
Investment
In
Jurisdiction of Organization
Owned By
Amount of Investment
Percent Ownership









EXHIBITS

Exhibit A - Note
Exhibit B - Borrowing Notice
Exhibit C - Continuation Notice
Exhibit D - Rollover Notice
Exhibit E - Notice of Conversion
Exhibit F - Assignment Agreement
Exhibit G - Form of Borrower Opinion
Exhibit H - Loan/Credit Related Money Transfer Instruction
Exhibit I - Form of Guarantor Opinion
Exhibit J - Compliance Certificate


SCHEDULES

Schedule 1 - Payment Office
Schedule 2 - Lending Installations
Schedule 5.5  - Material Adverse Change
Schedule 5.6 - Taxes
Schedule 5.7 - Litigation
Schedule 5.8 - Subsidiaries and other Investments
Schedule 5.13 - Ownership/Liens
Schedule 5.14 - Environmental Matters
Schedule 6.10 - Indebtedness